Exhibit 10.1

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ZAIS GROUP PARENT, LLC

Effective March 17, 2015

THE LIMITED LIABILITY COMPANY INTERESTS IN ZAIS GROUP PARENT, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED (EACH, A “TRANSFER”) AT ANY TIME EXCEPT IN COMPLIANCE WITH: (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (AS AMENDED FROM TIME TO TIME, THE “LLC AGREEMENT”); AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER.  SUCH LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS LLC AGREEMENT AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER.  THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

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SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ZAIS GROUP PARENT, LLC

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (including the Schedules and Exhibits attached hereto, and as it may be amended, restated or otherwise modified from time to time, this “Agreement”) of ZAIS Group Parent, LLC, a Delaware limited liability company (the “Company”), is entered into as of March 17, 2015 (the “Effective Date”), by and among each of the Members, and such other Persons as may become parties to this Agreement and be admitted as Members in accordance with the provisions hereof from time to time (each, a “Member,” and collectively, the “Members”). Certain capitalized terms used in this Agreement are defined in Article I.

RECITALS

WHEREAS, the Company was formed as a limited liability company under the Act pursuant to the filing of the Certificate of Formation with the Secretary of State on July 8, 1997;

WHEREAS, the then-members of the Company entered into a Limited Liability Company Agreement of the Company, dated as of October 28, 1997 to reflect and set forth their respective rights and obligations with respect to the Company, which was amended and restated on June 18, 2004 (as so amended and restated, the “Prior Operating Agreement”); and

WHEREAS, the Company and the Members have entered into that certain Investment Agreement, dated as of September 16, 2014 (as amended, the “Investment Agreement”) with ZAIS Group Holdings, Inc., a Delaware corporation formerly known as HF2 Financial Management Inc. (“Holdings”), and in connection with the transactions contemplated thereby, among other things, the parties hereto desire to amend and restate the Prior Operating Agreement in its entirety as set forth herein, including to convert all outstanding limited liability company interests in the Company into Class A Units and to admit Holdings as the sole Managing Member of the Company;

WHEREAS, prior to the Effective Date, Christian Zugel was the managing member of the Company; and

WHEREAS, the Members desire to continue Christian Zugel’s managing control of the Company on and after the Effective Date and, accordingly, in connection with the admission of Holdings as the sole Managing Member of the Company, the Managing Member caused the Control Shares to be Transferred to the Founder Members, and the Founder Members in turn deposited the Control Shares into the Control Shares Trust.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend and restate the Prior Operating Agreement as follows:

Article I
Defined Terms

1.1.          Defined Terms. The following capitalized terms shall have the meanings specified in this Section 1.1. Other terms are defined in the text of this Agreement, and such terms shall have the respective meanings ascribed to them herein.

“1st Value Determination Event” means the first time the Total Class A Share Value is equal to or exceeds $12.50 per share of Class A Common Stock during the Additional Unit Period.

“2nd Value Determination Event” means the first time the Total Class A Share Value is equal to or exceeds $15.00 per share of Class A Common Stock during the Additional Unit Period.

“3rd Value Determination Event” means the first time the Total Class A Share Value is equal to or exceeds $18.00 per share of Class A Common Stock during the Additional Unit Period.

“4th Value Determination Event” means the first time the Total Class A Share Value is equal to or exceeds $21.50 per share of Class A Common Stock during the Additional Unit Period.

“Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“Additional Founder Units” means the Class A Units set forth opposite the name of each Founder Member on Exhibit A attached hereto with respect to each Value Determination Event.

“Additional Unit Period” means the period commencing on the Effective Date and ending on the fifth (5th) anniversary thereof.

“Adjusted Capital Account” means, with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant taxable year or other relevant period, after (i) crediting to such Capital Account any amounts that such Member is obligated to restore pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations (or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations) and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i)	Credit to such Capital Account any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentences in Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and

(ii)	Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or, with respect to any Person that is an individual, such Person’s Family Member. For purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of equity interests, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings to the foregoing. For purposes of the definition of “control,” a general partner, managing member or trustee of a Person shall always be considered to control such Person. Notwithstanding the foregoing, for purposes of this Agreement, none of the Members or their Affiliates, solely by virtue of being Members of the Company, shall be considered Affiliates of any other Members or the Company; provided that the Managing Member shall be deemed to be an Affiliate of the Company.

“Asset Value” means, with respect to any asset, such asset’s adjusted basis for federal income tax purposes, except as follows:

(i)	the initial Asset Value of any asset contributed by a Member to the Company shall be the Fair Market Value of such asset, as agreed to by the contributing Member and the Managing Member;

(ii)	the Asset Value of all Company assets shall be adjusted to equal their respective Fair Market Values, as determined in good faith by the Managing Member in connection with: (a) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for all or a portion of such Member’s Interest; (b) the acquisition of any additional Interest (or increase in its Interest) by any new or existing Member in exchange for more than a de minimis Capital Contribution; (c) the grant of an Interest in the Company as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of being a Member; and (d) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, that, except as otherwise provided herein, adjustments pursuant to subparagraphs (a), (b) and (c) hereof shall be made solely if and to the extent the Managing Member determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members; and

(iii)	the Asset Value of any Company asset distributed to any Member shall be the Fair Market Value of such asset on the date of distribution, as determined in good faith by the Managing Member;

If the Asset Value of an asset has been determined or adjusted pursuant to clause (i) or clause (ii) of this definition, such Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income or Net Loss.

“Assumed Tax Rate” means the applicable highest effective marginal combined federal, state and local income tax rate for an individual resident (or corporate resident, if greater) in New York City, taking into account the character of the income as ordinary income or (long-term or short-term) capital gains, as appropriate, and the year in which the taxable net income is recognized by the Company, and the deductibility of state and local income taxes as applicable at the time for federal income tax purposes and any limitations thereon.

“Business” means the business of providing Investment Services.

“Business Day” means any day, other than a Saturday, Sunday or any other day on which commercial banks located in the State of New York are authorized or obligated by Law or executive order to close.

“Capital Account” means the account maintained by the Company with respect to a Member in accordance with Section 4.6.

“Capital Contribution” means any contribution of cash or other assets to the Company by a Member.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a limited liability company, partnership or other Person (other than a corporation), and any and all securities, warrants, options or other rights to purchase or acquire or that are convertible into any of the foregoing.

“Certificate of Formation” means the certificate of formation of the Company as in effect on the Effective Date, as the same may be amended or restated from time to time.

“Change of Control” has the meaning set forth in the Exchange Agreement.

“Change of Control Event” means any transaction or series of related transactions that: (i) if and when consummated, would result in a Change of Control (excluding a Change of Control described in clause (ii) of the definition of Change of Control that was not approved by the Board prior to the occurrence of such Change of Control); or (ii) involves (A) the Transfer of all or substantially all of the property, rights or assets of the Company (including a transfer of ZAIS Group, LLC or substantially all of its Operating Subsidiaries), excluding any such Transfer to an Affiliate of the Managing Member or any Founder Member; (B) a transfer of all or substantially all of the Units; (C) a recapitalization of the Company; (D) a merger, consolidation or other form of reorganization of the Company; or (E) any combination of any of the foregoing events described in clauses (A) through (D), and solely in the case of each of clauses (B) through (E), after which the Company is no longer an Affiliate (without giving effect to the proviso of the last sentence of the definition Affiliate) of the Managing Member or any Founder Member.

“Class A Common Stock” means Class A Common Stock, par value $0.0001 per share, of the Managing Member.

“Class A Unit” means a Class A Unit of the Company.

“Class B Common Stock” means Class B Common Stock, par value $0.000001 per share, of the Managing Member.

“Class B Member” means a Person who holds Class B Units.

“Class B Unit” means a Class B Unit of the Company.

“Client” means Persons to whom the Company or any of its Subsidiaries provides Investment Services, including any institutional clients (including insurance companies, pension funds and endowments, but expressly excluding any collateralized loan obligation transaction purchasers), on a managed account basis or otherwise, hedge funds, fund of funds, and other pooled investment vehicles, real estate investment trust or business development company.

“Closing Price” means, as of any particular date: (a) the closing price of the Class A Common Stock for such day on NASDAQ, or if the Class A Common Stock is not listed on NASDAQ, the principal national securities exchange on which the Class A Common Stock may at the time be listed; (b) if there have been no sales of the Class A Common Stock on such exchange on any such day, the average of the highest bid and lowest asked prices for the Class A Common Stock on such exchange at the end of such day; (c) if on any such day the Class A Common Stock is not listed on a domestic securities exchange, the closing sales price of the Class A Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Class A Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Class A Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day. If at any time the Class A Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Closing Price” of the Class A Common Stock shall be the fair market value per share as determined jointly by Managing Member, the Founder Member Representative (so long as the Founder Member Ownership Threshold is met) and the Required Independent Directors.

“Code” means the United States Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding Law.

“Company Minimum Gain” has the same meaning as “partnership minimum gain” set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Property” means all interests in properties, whether real or personal, and rights of any type owned thereon or held by the Company or any Subsidiary.

“Competitive Investment Services” means Investment Services with respect to mortgage, government, corporate or other credit products, including residential whole loans, residential mortgage-based securities, asset-based securities, commercial real estate, commercial whole loans, commercial mortgage-based securities, investment grade government or corporate credit, high yield government or corporate credit or structured government or corporate credit vehicles or with respect to other products that compete with the Business in the United States, Asia or Europe.

“Confidential Information” means any confidential, non-public or proprietary information (whether received before or after the Effective Date and whether transmitted orally or in writing or stored electronically) relating to the business or the affairs of the Managing Member, the Company, the Subsidiaries or its or their respective clients, officers, directors, Members or Principals of Members and identified (orally or in writing), or otherwise known by (or should reasonably be known by) the recipient, as being confidential. The following information (which list is not intended to be exhaustive) shall be considered “Confidential Information” without the need for identification as such: the information provided to a Member pursuant to Article XI, future transactions (regardless of whether such transactions are consummated), customer lists, employee lists, salary and other compensation or benefits of employees, financial data, financial or strategic plans, forecasts, records and other business information, plans, reports or data, client lists, information encompassed in drawings, designs, plans, proposals, reports, research, marketing and sales plans, costs, quotations, specification sheets, recording media, information which relates, directly or indirectly, to the computer systems and computer technology, including source codes, object codes, reports, flow charts, screens, algorithms, use manuals, installation or operation manuals, computer software, spreadsheets, data computations, formulas, techniques, databases, and any other form or compilation of computer-related information and other confidential, non-public or proprietary information relating to the business or the affairs of the Managing Member, the Company, the Subsidiaries or its or their respective clients, directors, officers, Members or Principals of Members. Confidential Information shall not, however, include any information that: (i) is or becomes generally available to the public other than as a result of a disclosure by any Member or officer in breach of this Agreement; (ii) was or becomes available on a non-confidential basis from a source other than the Company or any Member, officer or director; provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Managing Member, the Company or any other Person with respect to such information; (iii) is or was developed by the receiving Person independently of, or was known by the receiving Person prior to, any disclosure of such information made by the disclosing Person, other than disclosures by any Member or any Affiliate of a Member in connection with its employment by or provision of services to the Managing Member, the Company or any of the Company’s Subsidiaries; (iv) to the extent it is required to be disclosed by order of a court of competent jurisdiction, administrative agency or governmental body, or by any Law, or by subpoena, summons or any other administrative or legal process, or by applicable regulatory standards, after notice of such requirement has been given to the Company or the disclosing Person (except as prohibited by Law) and the Company or the disclosing Person has had a reasonable opportunity to oppose such disclosure; or (v) is disclosed with the written consent of the Person for which such Confidential Information relates or, with respect to any Confidential Information concerning the Company or any Subsidiary, the consent of the Managing Member.

“Control Shares” means the twenty million (20,000,000) shares of Class B Common Stock having no economic value but entitling the holder thereof to ten (10) votes per share.

“Control Shares Trust” means The ZGH Class B Voting Trust that was established solely to hold the Control Shares.

“Covered Person” means: (i) a current or former Member (excluding the Class B Members); or (ii) if so determined by the Managing Member, any employee, advisor, representative or agent of the Company or Managing Member.

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period; provided, however, that if the Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year or other period bears to such beginning adjusted tax basis; and provided, further, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Asset Value using any reasonable method selected by the Managing Member.

“DGCL” means the General Corporation Law of the State of Delaware.

“Exchange” has the meaning set forth in the Exchange Agreement.

“Exchange Agreement” means the Exchange Agreement, dated on or about the Effective Date, among the Company, Managing Member and the Company Unitholders (as defined therein) from time to time party thereto, as the same may be further amended or restated from time to time.

“Exchange Rate” shall have the meaning set forth for such term in the Exchange Agreement.

“Exchange Ratio” means the quotient of (x) one (1) divided by (y) the Exchange Rate, as defined in the Exchange Agreement.

“Fair Market Value” means, except as otherwise provided for herein, as of any given date of determination, the cash price, as determined in good faith by the Managing Member using any reasonable method of valuation and taking into account any relevant facts and circumstances then prevailing and in accordance with this Agreement at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts and neither acting under compulsion, such assets or properties in an arm’s-length negotiated transaction with an unaffiliated third party without time constraints.

“Family Member” means, with respect to an individual: (i) such individual; (ii) such individual’s spouse, parent, sibling, grandparent or descendant (whether by marriage or adoption, if adopted under age 21); (iii) former and current spouses of the individuals described in clause (i) or (ii), (iv) any estate, trust, guardianship, custodianship or other fiduciary arrangement for the primary benefit of any one or more individuals described in (i), (ii) or (iii) above; and (v) any corporation, partnership, limited liability company or other business or investment organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more persons and entities named or described in (i), (ii), (iii), or (iv) above.

“Fiscal Year” means the taxable year of the Company, which shall be the twelve (12) month period commencing on January 1 and ending on December 31, or such other period as may be required by the Code or the Regulations.

“Founder Member Majority-in-Interest” means Founder Members holding more than fifty percent (50%) of all Percentage Interests held by all Founder Members.

“Founder Member Ownership Threshold” means any time when the Founder Members, collectively, hold at least ten percent (10%) of the Capital Stock of the Managing Member (excluding Class B Common Stock), whether directly through ownership of Capital Stock of the Managing Member (excluding Class B Common Stock) or indirectly through ownership of Units exchangeable or convertible into Capital Stock of the Managing Member (excluding Class B Common Stock).

“Founder Members” means Christian M. Zugel, Laureen Lim, Family Trust u/ Christian M Zugel 2005 GRAT, Sonia Zugel and Zugel Family Trust and any transferee of a permitted Transfer by any of the foregoing pursuant to Section 9.1, in each case that beneficially owns one or more Class A Units.

“Founder Member Percentage” means, with respect to a Founder Member, such Founder Member’s Percentage Interest divided by the aggregate Percentage Interest of all Founder Members.

“Fund” means any investment company, mutual fund, business development company, partnership, fund, closed-end fund, unit investment trust, offshore fund, common or collective fund or collective trust, special purpose vehicle, hedge fund or other pooled investment vehicle, including any pooled investment vehicle that invests in real estate or interests in real estate, whether or not registered, or, as applicable, whether or not its shares are registered, under the Investment Company Act of 1940, as amended, the Securities Exchange Act of 1934, as amended or the Securities Act (or similar provisions of applicable Law of any jurisdiction other than the United States).

“GAAP” means generally accepted accounting principles in the United States.

“Immediate Family” means, with respect to any individual Person, (a) such Person’s spouse, parent, grandparent, children, grandchildren and siblings (in each case, whether by marriage or adoption), (b) such Person’s former spouses and current spouses of the individuals described in clause (a), and (c) estates, trusts, partnerships and other entities of which a material portion of the interest are held directly or indirectly by any of the foregoing individuals described in clause (a) or (b).

“Incentive Plan” means that certain ZAIS Group Holdings, Inc. 2015 Stock Incentive Plan.

“Interest” means a limited liability interest in the Company, represented by the ownership of Units, which represents, to the extent applicable, such Member’s rights in and to Net Income, Net Losses, and other items of Company income, gain, loss, expense or deduction, distributions of Company assets, voting rights and such other rights to which a Member is entitled under the Act and that are not inconsistent with the provisions of this Agreement.

“Investment Services” means any investment advisory or subadvisory services, including (a) the management of an investment account or Fund (or portions thereof or a group of investment accounts or Funds); (b) the giving of advice with respect to the investment or reinvestment of assets or funds (or any group of assets or funds); (c) otherwise acting as an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended; (d) rendering investment advice for a fee or other compensation, directly or indirectly, within the meaning of Section 3(21)(A)(ii) of ERISA or Section 4975 of the Code; or (e) acting as a trustee, general partner, manager, or managing member of any Person that is an Affiliate of the provider of the services described in items (a) through (d), including any institutional clients (including insurance companies, pension funds and endowments), on a managed account basis or otherwise, hedge funds, fund of funds, and other pooled investment vehicles, real estate investment trust or business development company.

“Law” means all laws, statutes, ordinances, rules and regulations of the United States, any foreign country and each state, commonwealth, city, county, municipality, regulatory body, agency or other political subdivision thereof.

“Managing Member” means Holdings and any permitted assignee to which such entity Transfers a majority of the Units and other Capital Stock in the Company it then holds, which assignee shall be automatically admitted to the Company as the “Managing Member” thereof.

“Member” has the meaning set forth in the introduction to this Agreement and shall include any additional Person admitted as a Member of the Company pursuant to the terms of this Agreement and who holds Units.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” set forth in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” under Section 1.704-2(i)(2) and 1.704-2(i)(3) of the Regulations.

“Net Income” or “Net Loss” means, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

(i)	any income of the Company exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be added to such taxable income or loss;

(ii)	any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss;

(iii)	in the event the Asset Value of any Company asset is adjusted in accordance with Paragraph (ii) or Paragraph (iii) of the definition of “Asset Value” above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(iv)	gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Asset Value;

(v)	in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of “Depreciation” above; and

(vi)	notwithstanding any other provision of this definition, any items or amounts that are specially allocated pursuant to Sections 5.3 through 5.7, Sections 5.9 and 5.10, and Section 5.18 hereof shall not be taken into account in computing Net Income or Net Loss. Nevertheless, such items shall be taken into account in adjusting Capital Accounts pursuant to Section 4.6.

“Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Operating Subsidiary” means each Subsidiary of the Company excluding hedge funds, fund of funds, and other pooled investment vehicles or any Subsidiaries of such Person unless a majority of the economic interests of such Person are owned by the Company or any of its Subsidiaries.

“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

“Percentage Interest” means, with respect to any Member, as of a given date of determination, a fraction (expressed as a percentage), (x) the numerator of which is the number of Units held by such Member and (y) the denominator of which is the total number of Units held by all Members, excluding in each case of (x) and (y): (i) all unreleased Additional Founder Units; and (ii) all Unvested Class B Units.

“Person” means and includes any individual, bank, savings association, corporation, partnership (limited, general, exempted or otherwise), limited liability company, limited company, company, exempted company, société anonyme, unit trust, joint-stock company, trust or unincorporated organization.

“Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

“Principal” means, with respect to a specified Person that is not an entity whose securities are publicly traded, any manager, officer, partner or trustee of such Person or any other Person that owns directly more than twenty percent (20%) of the Capital Stock of such specified Person.

“Quarterly Estimated Tax Periods” means the two, three, and four calendar month periods with respect to which federal quarterly estimated tax payments are made. The first such period begins on January 1 and ends on March 31. The second such period begins on April 1 and ends on May 31. The third such period begins on June 1 and ends on August 31. The fourth such period begins on September 1 and ends on December 31.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the Effective Date, among the Managing Member and the Holders (as defined therein) party thereto from time to time, as the same may be further amended or restated from time to time.

“Regulations” means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

“Required Independent Directors” means (i) R. Bruce Cameron, but only for so long as he remains a director of the Managing Member, and only during the period from the Effective Date until the date eighteen (18) months thereafter, and (ii) thereafter, a majority of the directors that are independent in accordance with Nasdaq standards and who are also not an Affiliate or Immediate Family of any Founder Member (other than a Person who serves as trustee of any Founder Member, who shall qualify as a Required Independent Director so long as he is a director that is independent in accordance with Nasdaq standards), any holder of Class B Units of the Company, Christian Zugel, Laureen Lim, Sonia Zugel or any of their respective Affiliates.

“Restricted Period” means with respect to any Class B Member, the period starting from the date such Class B Member becomes Member and ending one year after such Class B Member’s or such Class B Member’s Principal’s employment with the Company and its Subsidiaries is terminated for any reason.

“Restricted Unit Agreement” means an agreement executed by the Company and a holder of Class B Units upon the issuance of Class B Units to such Person, providing for any vesting and forfeiture of such Class B Units, and other terms and conditions relating to such Class B Units, in each case in such form approved by the Managing Member and, so long as the Founder Member Ownership Threshold is met, the Founder Member Representative.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means (a) any corporation, partnership, limited liability company or other entity a majority of the Capital Stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary of the Company, (b) a partnership in which the Company or any direct or indirect Subsidiary is a general partner or (c) a limited liability company in which the Company or any director or indirect Subsidiary is a managing member or manager.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated on or about the Effective Date, among the Company, Managing Member and the Non-Holdings Members (as defined therein) from time to time party thereto, as the same may be further amended or restated from time to time.

“Total Class A Share Value” means the sum of (i) the average Closing Price of one share of Class A Common Stock during any period of twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which the Total Class A Share Value is being determined (provided, that if the Class A Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading) (such period, a “Measurement Period”), and (ii) the cumulative amount of dividends paid by Managing Member on each share of Class A Common Stock during the period beginning on the Effective Date and ending on the day prior to such Measurement Period. References to any particular Total Class A Share Value herein are subject to adjustment pursuant to Section 3.3, as applicable.

“Transfer” means, when used as a noun, any direct or indirect, voluntary or involuntary, sale, hypothecation, mortgage, gift, pledge, assignment, attachment or other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest) and, when used as a verb, voluntarily or involuntarily to sell, hypothecate, mortgage, gift, pledge, assign, attach or otherwise transfer, in any case, whether by operation of law or otherwise.

“Undistributed Eligible Account” has the meaning set forth for such term in the Investment Agreement.

“Unit” means a Class A Unit, Class B Unit (including each sub-class of Class B Unit) or a Unit of any other class or series of Interests authorized by the Managing Member pursuant to the terms of this Agreement.

“Unvested Class B Unit” means any Class B Units (whether granted or available to be granted hereunder) which are not Vested Class B Units.

“Value Determination Event” means each of the 1st Value Determination Event, the 2nd Value Determination Event, the 3rd Value Determination Event and the 4th Value Determination Event.

“Vested Class B Unit” means the Class B Units which have vested in accordance with the terms set forth in Section 3.1(c), or to the extent such vesting terms are different, the applicable Restricted Unit Agreement.

“Vested Units” means, collectively, the Class A Units and the Vested Class B Units.

1.2.          Terms Defined Elsewhere. The following terms have been defined in the locations set forth below:

Defined Term	Section
Additional Member	8.7(a)
Agreement	Preamble
Budget	11.2
Company	Preamble
Co-Sale Exercise Notice	9.5(b)
Effective Date	Preamble
ERISA	9.3(b)(iii)
Founder Member Representative	13.17
HSR Act	10.3
Indemnifiable Losses	6.1(d)
Investment Agreement	Recitals
Liquidator	13.6(a)
Managing Member Transfer Notice	9.5(a)
Measurement Period	1.1 (definition of Total Class A Share Value)
Notice	13.3
Prior Operating Agreement	Recitals
Rule 144	8.5(e)
Schedule of Members	3.1(g)
Tax Advances	5.14(c)
Tax Audit	11.5(e)
Tax Distribution	5.10(b)(i)
Tax Matters Person	11.5(c)

Article II
Formation and Name; Office; Purpose; Term

2.1.        Organization. The Company was organized as a limited liability company pursuant to the Act and the provisions of the Prior Operating Agreement, and the Certificate of Formation was executed and filed by a designated “authorized person” within the meaning of the Act with the Secretary of State on July 8, 1997, such filing being hereby ratified and approved in all respects. This Agreement supersedes and replaces in its entirety the Prior Operating Agreement. The Members agree to continue the Company as a limited liability company under the Act, upon the terms and subject to the conditions set forth in this Agreement. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. Upon their execution of counterpart signature pages to this Agreement, each of the Founder Members hereby continues as a Member of the Company. Upon its execution of a counterpart signature pages to this Agreement, Holdings is hereby admitted as a Member of the Company and as the Managing Member.

2.2.        Name of the Company. The name of the Company shall be “ZAIS Group Parent, LLC.” The Company may do business under that name and under any other name or names which the Managing Member may select from time to time. If the Company does business under a name other than that set forth in the Certificate of Formation, the Company shall comply with any requirements of the Act or applicable Law.

2.3.        Purpose. The business and purpose of the Company will be to (a) either directly or indirectly through its Subsidiaries, serve as an investment advisor to or manager of accounts, investment funds and pooled investment vehicles established from time to time that invest in or pursue credit strategies with respect to mortgage, government, corporate or other credit products, including residential whole loans, residential mortgage-based securities, asset-based securities, commercial real estate, commercial whole loans, commercial mortgage-based securities, investment grade government or corporate credit, high yield government or corporate credit or structured government or corporate credit vehicles, (b) conduct such other businesses as determined by the Managing Member from time to time, and (c) engage in any and all lawful acts or activities for which a limited liability company may be organized under the Act and engage in all acts or activities as the Company deems necessary, advisable or incidental to the furtherance of the foregoing.

2.4.        Term. The term of the Company began upon the acceptance of the Certificate of Formation by the Secretary of State and shall continue in existence until terminated pursuant to Article X.

2.5.        Registered Office; Principal Place of Business; Other Offices.

(a)          The registered office of the Company is as set forth in the Certificate of Formation or at any other place within the State of Delaware that the Managing Member selects. The principal office and principal place of business of the Company shall be located at 2 Bridge Avenue, Red Bank, NJ 07701 or at such other place as the Managing Member may determine.

(b)          The Company shall establish and maintain such offices from time to time as the Managing Member may determine.

(c)          Any authorized Person of the Company may execute, deliver and file any certificates (and any amendments or restatements thereto) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

2.6.        Registered Agent. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person as the Managing Member may designate from time to time in the manner provided by Law.

Article III
Units

3.1.        Units; Capitalization; Schedule of Members.

(a)          Interests in the Company shall be represented by Units, such other Capital Stock of the Company, or such other securities of the Company, in each case as the Managing Member may establish in its discretion in accordance with the terms and subject to the restrictions hereof. As of the Effective Date, the Units are comprised of two classes: Class A Units and Class B Units. The total number of Class A Units that are authorized for issuance is 180,000,000, and the Managing Member may increase the number of Class A Units authorized for issuance.

(b)          The Membership Interests (as defined in the Prior Operating Agreement) issued and outstanding immediately prior to the Effective Date are hereby converted into Class A Units as set forth with respect to each Member on the Schedule of Members, and substantially concurrently with such conversion and in connection therewith, the Managing Member has caused to be Transferred to the Founder Members the Control Shares issued and outstanding as of the Effective Date, which Control Shares the Founder Members have deposited into the Control Shares Trust. Notwithstanding anything contained herein or in any document, agreement or instrument to the contrary, no Member (other than the Managing Member) shall be entitled to any information concerning any other Member, including the number of Units held by such Member, the Capital Account of such Member or other information concerning such Member.

(c)          The total number of Class B Units that are authorized for issuance is 6,800,000, which shall be divided into the following sub-classes:

(i)	1,600,000 of the Class B Units shall be designated as “Class B-0 Units”;

(ii)	1,200,000 of the Class B Units shall be designated as “Class B-1 Units,” and the Value Determination Event associated with the Class B-1 Units shall be the 1st Value Determination Event;

(iii)	1,200,000 of the Class B Units shall be designated as “Class B-2 Units,” and the Value Determination Event associated with the Class B-2 Units shall be the 2nd Value Determination Event;

(iv)	1,400,000 of the Class B Units shall be designated as “Class B-3 Units,” and the Valuation Determination Event associated with the Class B-3 Units shall be the 3rd Value Determination Event; and

(v)	1,400,000 of the Class B Units shall be designated as “Class B-4 Units,” and the Value Determination Event associated with the Class B-4 Units shall be the 4th Value Determination Event.

Except as otherwise provided in the Restricted Unit Agreement granting the Class B Unit, (i) each grant of Class B-0 Units pursuant to Section 3.1(d) shall vest upon the later of the date of grant of such Units and the second anniversary of the Effective Date and (ii) each grant of Class B-1 Units, Class B-2 Units, Class B-3 Units and Class B-4 Units pursuant to Section 3.1(d) shall vest one-third upon the occurrence of the Value Determination Event associated with such Unit, one-third upon the first anniversary of the occurrence of such Value Determination Event and one-third upon the second anniversary of the occurrence of such Value Determination Event. After the termination of the Additional Unit Period, if one or more Value Determination Events has not occurred during such period, the sub-class of Class B Units associated with such Value Determination Event shall be automatically cancelled and any holder of such Class B Units shall have no rights or benefits with respect thereto. The determination of whether a Valuation Determination Event has occurred shall be made in accordance with Section 2.05(b) of the Investment Agreement.

(d)          (i) So long as the Founder Member Ownership Threshold is met, the Founder Member Representative or its designee (which may be an officer of ZAIS Group, LLC) may, and (ii) after the Founder Member Ownership Threshold is not met, the Managing Member may, from time to time, cause the Company to make grants of Class B Units to such employees of the Company or its Subsidiaries as it determines, in its sole discretion, up to the maximum authorized number of Class B-0 Units, Class B-1 Units, Class B-2 Units, Class B-3 Units and Class B-4 Units set forth in Section 3.1(c). Each such recipient of Class B Units shall, as a condition to receiving such Class B Units, enter into a Restricted Unit Agreement with respect to such Class B Units and any other documents required by Managing Member in connection therewith, including, without limitation, a joinder agreement required pursuant to Section 8.7(b). Any Class B Units cancelled or forfeited pursuant to the terms of the applicable Restricted Unit Agreement or Section 9.7 of this Agreement shall be available for reissuance on such terms and conditions as the Founder Member Representative or Managing Member, as applicable, determines. The Schedule of Members shall be automatically revised from time to time to reflect the grant, cancellation or forfeiture of Class B Units in accordance with this Section 3.1(d).

(e)          During the Additional Unit Period, the number of Unvested Class B Units shall be subject to adjustment in the same manner as the unreleased Additional Founder Units are pursuant to Section 3.3.

(f)          In the event of a dividend, split, recapitalization, reorganization, merger, consolidation, combination, exchange of all or any class of Units or other Capital Stock of the Company, liquidation, spin-off, or other change in organizational structure affecting the Units (including any conversion of the Company to a corporation, whether by merger, filing of a certificate of conversion or otherwise), the number and class of Units shall be proportionately increased or decreased, as the case may be, by the Managing Member. In the event of a dividend, split, recapitalization, reorganization, merger, consolidation, combination, exchange of the Capital Stock of the Managing Member, liquidation, spin-off, or other change in organizational structure affecting the Class A Common Stock, the Managing Member may, in lieu of an adjustment to the Exchange Rate pursuant to Section 2.2 of the Exchange Agreement, proportionately increase or decrease, as the case may be, such number and class of Units. Notwithstanding the foregoing, during the Additional Unit Period, Section 3.3 instead of this Section 3.1(f) shall govern the adjustment of the number of Unvested Class B Units and unreleased Additional Founder Units.

(g)          The aggregate number of outstanding Units and the aggregate amount of cash Capital Contributions that have been made by the Members and the Fair Market Value of any property other than cash contributed by the Members with respect to the Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) shall be set forth on a schedule maintained by the Company. The Company shall also maintain a schedule setting forth the name and address of each Member, the number and class of Units owned by such Member and the aggregate Capital Contributions that have been made by such Member with respect to such Member’s Units (such schedule, the “Schedule of Members”). The Schedule of Members shall be the definitive record of ownership of each Unit or other Capital Stock of the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units or other Capital Stock of the Company for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units or other Capital Stock of the Company on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.

(h)          The Schedule of Members and the Capital Accounts of the Members shall be automatically revised from time to time upon the occurrence of events described in Sections 2.03, 2.04 and 9.08 of the Investment Agreement.

3.2.        Release of Additional Founder Units. The Members hereby agree and acknowledge that pursuant to Section 2.05 of the Investment Agreement, during the Additional Unit Period, the Company will issue to the Founder Members up to 2,800,000 Additional Founder Units, subject to the conditions set forth in Section 2.05 of the Investment Agreement.

3.3.        Certain Adjustments to Unreleased Additional Founder Units. During the Additional Unit Period, the following shall apply with respect to any unreleased Additional Founder Units:

(a)          Adjustments to Unreleased Additional Founder Units upon Dividend, Subdivision or Combination. If the Company shall, at any time or from time to time after the Effective Date, (i) make any distribution upon any Units or any other Capital Stock of the Company payable in Units or in any other Capital Stock of the Company, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding Units into a greater number of Units, then the number of unreleased Additional Founder Units available to be released pursuant to Section 2.05 of the Investment Agreement as of immediately prior to any such distribution or subdivision shall be proportionately increased. If the Company combines (by combination, reverse stock split or otherwise) an outstanding class of Units into a smaller number of Units, then the number of unreleased Additional Founder Units available to be released pursuant to Section 2.05 of the Investment Agreement as of immediately prior to any such combination shall be proportionately decreased. Any adjustment under this Section 3.3(a) shall become effective at the close of business on the date such dividend, subdivision or combination becomes effective.

(b)          Adjustments to Total Class A Share Value upon Dividend, Subdivision or Combination of Class A Common Stock. If the Managing Member shall, at any time or from time to time after the Effective Date, (A) make any distribution upon the Class A Common Stock or any other Capital Stock of the Managing Member payable in Class A Common Stock or in any other Capital Stock of the Company, or (B) subdivide (by any stock split, recapitalization or otherwise) its outstanding Class A Common Stock into a greater number of shares of Capital Stock of the Managing Member, then the stated amount of the Total Class A Share Value in the definition of each Value Determination Event shall be proportionately decreased. If the Managing Member combines (by combination, reverse stock split or otherwise) the outstanding Class A Common Stock into a smaller number of shares of Capital Stock of the Managing Member, then the stated amount of the Total Class A Share Value in the definition of each Value Determination Event shall be proportionately increased. Any adjustment under this Section 3.3(b) shall become effective at the close of business on the date such dividend, subdivision or combination becomes effective.

(c)          Adjustments upon Reorganization or Reclassification. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the Capital Stock of the Company (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or (iii) other similar transaction, in each case which entitles the holders of any Units to receive (either directly or upon subsequent liquidation) stock or securities or assets with respect to or in exchange for such Class A Units, each Founder Member entitled to unreleased Additional Founder Units shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, be entitled to receive thereafter upon the occurrence of a Value Determination Event, in lieu of the number of unreleased Additional Founder Units to be released with respect to such Value Determination Event, securities exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which such Founder Member would have been entitled had such Additional Founder Units been released immediately prior to such reorganization, reclassification, or similar transaction; and, in such case, appropriate adjustment (in form and substance reasonably satisfactory to the Founder Member Representative) shall be made with respect to the Founder Members’ rights to receive the unreleased Additional Founder Units to ensure that the provisions of this Section 3.3(c) hereof shall thereafter be applicable, as nearly as possible, in relation to any shares of stock, securities or assets thereafter available to be released pursuant to Section 2.05 of the Investment Agreement.

(d)          Adjustments upon Merger or Sale. In the event of any (i) consolidation or merger of the Company with or into another Person, (ii) sale of all or substantially all of the assets of the Company to another Person or (iii) other similar transaction, in each case which entitles the holders of Class A Units to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such Class A Units, the Total Class A Share Value shall be deemed to be equal to the Fair Market Value of the consideration per share of Class A Common Stock that is being paid with respect to such transaction. Each Member entitled to unreleased Additional Founder Units shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, be entitled to receive thereafter, in lieu of the number of unreleased Additional Founder Units then available to be released where the Value Determination Event has been satisfied by such Total Class A Share Value, the same per share consideration multiplied by the Exchange Rate and any Additional Founder Units issuable with respect to Value Determination Events with thresholds in excess of such per share consideration amount, shall be cancelled and not issuable upon the occurrence of such event.

(e)          No Double Counting. For each particular event requiring any adjustment pursuant to this Section 3.3 for the benefit of any Member, there shall only be one adjustment made pursuant to this Section 3.3; provided, that nothing in this Section 3.3(e) shall limit or prevent any adjustments hereunder with respect to any other particular event.

3.4.        Authorization and Issuance of Additional Units.

(a)          The Managing Member is authorized to (i) issue and create additional classes of Units or issue and create any Capital Stock, (ii) subdivide the Units or Capital Stock of any such class into one or more series, (iii) fix the designations, powers, preferences and rights of the Units or Capital Stock of each such class or series and any qualifications, limitations or restrictions thereof, (iv) admit new Members and (v) subject to Article XII, amend this Agreement to reflect such actions and the resulting designations, powers, and relative preferences and rights of all the classes and series thereafter authorized under this Agreement; provided, however, that so long as the Founder Member Ownership Threshold is met, the Managing Member shall not issue additional Units or any other Capital Stock of the Company to any Person (other than to the Managing Member pursuant to Section 3.4(c), Section 3.4(f), the Exchange Agreement or the Investment Agreement) without the prior written consent of the Founder Member Representative.

(b)          The authority of the Managing Member with respect to each such class and series created in accordance with this Section 3.3 shall include establishing the following: (i) the number of Units or securities constituting that class or series and the distinctive designation thereof; (ii) whether or not that class or series shall have voting rights and, if so, the terms of such voting rights; (iii) whether or not the Units or securities of such class or series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per Unit or security payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (iv) the rights and preferences of the Units or securities of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company; (v) the relative rights of priority, if any, of allocations of income or loss or of payment with respect to Units or securities of that class or series; and (vi) any other relative rights, preferences and limitation of that class or series.

(c)          At any time that the Managing Member issues a share of Class A Common Stock or a share of other Capital Stock of the Managing Member (other than Class B Common Stock and other than Class A Common Stock issued in connection with an Exchange (as defined in the Exchange Agreement)) for cash or other consideration (including Capital Stock or assets of another Person), the net proceeds received by the Managing Member with respect to such share, if any, shall be concurrently transferred to the Company, and (i) with respect to issuances of Class A Common Stock, the Company shall issue to the Managing Member, for each share of Class A Common Stock issued, a number of Class A Units registered in the name of the Managing Member that is equal to the Exchange Ratio, or (ii) with respect to issuances of Capital Stock of the Managing Member (other than Class A Common Stock or Class B Common Stock), the Company shall issue to the Managing Member, for each such share of such Capital Stock issued by the Managing Member, one (1) unit of Capital Stock of the Company registered in the name of the Managing Member on substantially equivalent terms.

(d)          Any issuance of Units to the Managing Member after the Effective Date (other than pursuant to Section 3.1(f), Section 3.4(c) or Section 3.4(f) or transfers of Units to the Managing Member pursuant to the Exchange Agreement or the Investment Agreement) (each, a “Dilutive Issuance”) shall be at a purchase price equal to the Fair Market Value of such Unit; provided, however, that with respect to any Dilutive Issuance of Class A Units, such Fair Market Value shall be equal to (i) the average Closing Price of the Class A Common Stock for each of the consecutive ten (10) trading days ended on the second Business Day prior to such issuance of Units, multiplied by (ii) the then-applicable Exchange Ratio.

(e)          Concurrently with each Dilutive Issuance, so long as the Founder Member Ownership Threshold is met, each Founder Member shall have the right to purchase, at the same price and on the same terms on which the Managing Member is purchasing Units in such Dilutive Issuance, up to (at the discretion of such Member) such number of the same type of Units as would be necessary for such Founder Member to own the same percentage of all such Units outstanding immediately after such Dilutive Issuance as such Member owned immediately prior to such Dilutive Issuance.

(f)          At any time the Managing Member issues a share of Class A Common Stock pursuant to the Incentive Plan (whether pursuant to the exercise of a stock option or otherwise), the following shall be deemed to occur in accordance with Regulations Sections 1.83-6(d)(1) and 1.1032-3: (i) the Managing Member shall be deemed to contribute to the capital of the Company as a Capital Contribution an amount of cash equal to the Closing Price on the date such share is issued (or, if earlier, the date the related option is exercised) in exchange for a Class A Unit (and such Class A Unit in fact shall be issued); (ii) the Company shall be deemed to purchase such share of Class A Common Stock from the Managing Member for the amount of such deemed cash Capital Contribution; and (iii) the Company shall be deemed to Transfer such share of Class A Common Stock to the recipient of such Class A Common Stock pursuant to the Incentive Plan.

3.5.        Member’s Interest. A Member’s Units shall for all purposes be personal property. A Member has no interest in specific Company Property.

3.6.        Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a)          Units shall not be certificated unless otherwise determined by the Managing Member. If the Managing Member determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer and any other officer designated by the Managing Member, and shall represent the number of Units held by such holder. Such certificate shall be in such form (and shall contain such legends) as the Managing Member may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law.

(b)          If Units are certificated, the Managing Member may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Managing Member of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Managing Member may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c)          Upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the Managing Member may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.

3.7.        Transfer Agent, Exchange Agent and Registrar. The Managing Member may appoint one or more transfer agents, one or more exchange agents and one or more registrars, and may require all certificates representing one or more Units, if any to bear the signature of any such transfer agents, exchange agents or registrars.

3.8.        Interest as a Security. An Interest in the Company shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Company’s jurisdiction in its capacity as the issuer of Interests.

3.9.        Spousal Consent. Notwithstanding anything contained herein to the contrary, except as otherwise determined by the Managing Member, it shall be a condition precedent for admittance (and continued admittance) of any natural person as a Member of the Company that the spouse of such natural person, if any, execute and deliver to the Company a spousal consent in the form provided by the Managing Member.

Article IV
Capital Contributions; Capital Accounts

4.1.        Capital Accounts. The Schedule of Members sets forth the Capital Accounts, as determined on the Effective Date, of the Managing Member and Founder Members. Subject to Section 3.4(c) and Section 3.4(f), no Member shall be required to make any additional Capital Contributions without such Member’s consent.

4.2.        No Interest on Capital Contributions. Members shall not be paid interest on their Capital Contributions or amounts attributable to their respective Capital Accounts.

4.3.        Return of Capital Contributions. Except as otherwise provided in this Agreement, no Member shall have the right to receive the return of any Capital Contribution until the Company has been dissolved or terminated, and then only in accordance with Section 10.2.

4.4.        Redemption of Class A Common Stock. If, at any time, any shares of Class A Common Stock are redeemed (whether by exercise of a put or call, automatically, through a repurchase or by means of another arrangement) by the Managing Member for cash, the Company shall, unless the Managing Member elects to instead allow such redemption to result in an adjustment of the Exchange Rate (as defined in the Exchange Agreement) pursuant to Section 2.2(b) of the Exchange Agreement, immediately prior to or concurrently with such redemption of Class A Common Stock, redeem a number of Class A Units held by the Managing Member equal to the number of shares of Class A Common Stock so redeemed multiplied by the Exchange Ratio, upon the same terms and for the same aggregate price, as such shares of Class A Common Stock are redeemed.

4.5.        Withdrawal of Funds or Loans.

(a)          No Member shall be permitted to make a loan to the Company without the prior approval of the Managing Member. Any loan made by a Member to the Company shall not be considered a Capital Contribution, shall not result in any increase in the amount of the Capital Account of such Member and the amounts of any such loan shall be returned to the Member in accordance with the terms of such loan.

(b)          Without the prior approval of the Managing Member, no Member shall be entitled to borrow or withdraw any amount from the Company.

4.6.        Capital Accounts.

(a)          A separate Capital Account shall be maintained for each Member on the books of the Company, and adjustments to such Capital Accounts shall be made as follows:

(i)	A Member’s Capital Account shall be credited with any amounts of money contributed by the Member to the Company, the Asset Value of any other property contributed to the Company (net of liabilities secured by the property that the Company is considered to assume or take subject to under Section 752 of the Code), the amount of any Company liabilities assumed by the Member (other than liabilities that are secured by any Company assets distributed to such Member), and the Member’s allocable share of any Net Income and items of income or gain specially allocated to such Member;

(ii)	A Member’s Capital Account shall be debited with the amount of money distributed to the Member, the Asset Value of other Company assets distributed to the Member (net of liabilities secured by such property that the Member is considered to assume or take subject to under Section 752 of the Code), the amount of any liabilities of the Member assumed by the Company (other than liabilities that are secured by property contributed by such Members), and the Member’s allocable share of Net Losses and items of loss, expense, or deduction specially allocated to that Member;

(iii)	Upon the occurrence of a Value Determination Event resulting in the release of Additional Founder Units, such release shall be deemed to result in a revaluation of the Company’s assets pursuant to the definition of “Asset Value”, and any appreciation in Asset Value since the Effective Date or the most recent Value Determination Event, as applicable, shall be allocated among the Members so as to cause, as closely as possible, the Capital Accounts of the Members to be equal, on a proportional basis, to their relative Percentage Interests (determined prior to any issuance of Class B Units occurring on such Value Determination Event) multiplied by the aggregate Asset Value of the Company’s assets. The Company and the Members intend that the release of any Additional Founder Units shall reflect an adjustment to the Percentage Interests of the Members and the Asset Values of the Company’s assets, which were preliminarily determined on the Effective Date in connection with the Managing Member’s Capital Contribution, and a determination as to how such aggregate Asset Value should be shared by the Members. The Company and the Members agree that the release of any Additional Founder Units are not intended to give rise to any taxable income or gain for the Founder Members or deduction or capital expense of the Company or any Member for applicable income tax purposes, and neither the Company nor the Members shall take any contrary position for income tax purposes unless required pursuant to a final determination within the meaning of Section 1313 of the Code; and

(iv)	Following the earlier of the date of the 4th Value Determination Event or the end of the Additional Unit Period, upon the vesting of a previously Unvested Class B Unit, there shall be a revaluation of the Company’s assets pursuant to the definition of Asset Value, and the Capital Accounts associated with all Class A Units and previously Vested Class B Units (if any) shall be reduced, pro rata in proportion to their then Percentage Interests, and the Capital Accounts of the newly-vested Class B Units shall be increased so that, as nearly as possible, the Capital Accounts of the Members (including Members holding released Additional Founder Units and Vested Class B Units) will equal, on a proportional basis, their relative Percentage Interests multiplied by the aggregate Asset Value of the Company’s assets. No revaluations of the Company’s assets shall occur with respect to the issuance or vesting of a Class B Unit other than as specifically set forth in this Section 4.6(a); and

(v)	The parties intend that any deduction or expense generated in connection with the vesting of Class B Units (including Class B Units which vest immediately upon issuance) shall be specially allocated to the Members holding Class A Units and Vested Class B Units prior to the vesting (or issuance, in the case of Class B Units which vest immediately upon issuance) of such Class B Units, pro-rata in proportion to their respective Percentage Interests immediately prior to such vesting (or issuance, in the case of Class B Units which vest immediately upon issuance).

(b)          Upon the Transfer of Units after the Effective Date, so much of the Capital Account of the Member Transferring its Units as is attributable to the Transferred Interest will be carried over to the Member to whom such Transfer is made.

(c)          The foregoing provisions of this Section 4.6 and Sections 5.1 through 5.7 are intended to comply with Section 1.704-1(b)(2)(iv) of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations. If the Managing Member, with the advice of the Company’s tax advisors and in consultation with the Founder Member Representative, shall determine that it is necessary to modify the manner in which the Capital Accounts are computed in order to comply with Section 1.704-1(b)(2)(iv) of the Regulations, the Managing Member may make such modification; provided that the Members are notified in writing of such modification prior to its effective date; provided, further, that the Managing Member shall have no liability to any Member for any exercise of or failure to exercise any such discretion to make any modifications permitted under this Section 4.6.

Article V
Allocations and Distributions

5.1.        Allocations of Net Income and Net Losses. Except as otherwise provided in Sections 5.2 through 5.7, Net Income and Net Losses for any Fiscal Year (or other applicable period) shall be allocated among the Members in a manner such that the Adjusted Capital Account of each Member, immediately after giving effect to such allocation, is, as nearly as possible, equal (proportionately) to the amount of the distributions that would be made to such Member during such Fiscal Year (or other applicable period) pursuant to Section 5.14(a) and Section 5.18, based on the assumptions that (i) the Company is dissolved, (ii) its affairs are wound-up and each asset of the Company is sold for cash equal to its Asset Value, (iii) all Company liabilities are satisfied (limited with respect to each nonrecourse liability to the Asset Value of the asset(s) securing such liability) and (iv) the net assets of the Company are distributed in accordance with Section 5.14(a) and Section 5.18 to the Members immediately after giving effect to such allocation (taking into account distributions made during such Fiscal Year or other applicable period).

5.2.        Book/Tax Disparities. For federal income tax purposes and Section 1.704-3 of the Regulations, items of income, gain, loss, deduction and credit shall be allocated in a manner consistent with the requirements of Section 704(c) of the Code to take into account the difference between the “book value” of such property and its adjusted tax basis. Subject to Section 11.5(a), the method under Section 704(c) of the Code and the Regulations thereunder shall be determined by the Managing Member; provided, however, that the Managing Member shall not select a method other than the “traditional method” of Section 1.704-3(b) of the Regulations. Items of taxable income or gain attributable to and in the amount of any Undistributed Eligible Accounts shall be allocated to the Members entitled to receive special distributions in an amount equal to such Undistributed Eligible Accounts pursuant to Section 5.18 hereof in accordance with applicable Law (to the extent not otherwise or previously includible in the income of such Members for income tax purposes). Allocations pursuant to this Section 5.2 are solely for income tax purposes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Losses, other items, or (other than as set forth in Section 5.18 hereof) distributions pursuant to any provision of this Agreement.

5.3.        Allocation of Nonrecourse Deductions. Nonrecourse deductions, within the meaning of Section 1.704-2(b)(1) of the Regulations and as determined under Section 1.704-2(d) of the Regulations, shall be allocated to the Members in accordance with their respective Percentage Interests.

5.4.        Allocation of Partner Nonrecourse Deductions. Any “partner nonrecourse deductions,” within the meaning of Section 1.704-2(i) of the Regulations, shall be allocated to the Members as provided in Section 1.704-2(i) of the Regulations in accordance with the ratios in which they bear the economic risk of loss under Section 1.752-2 of the Regulations for the Member Nonrecourse Debt to which such partner nonrecourse deductions relate.

5.5.        Minimum Gain Chargeback. If there is a net decrease in the Company’s Minimum Gain during a taxable year of the Company, the minimum gain chargeback described in Sections 1.704-2(f) and (g) of the Regulations shall apply.

5.6.        Member Minimum Gain Chargeback. Except as otherwise required by Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Member Nonrecourse Debt Minimum Gain, any Member with a share of that Member Nonrecourse Debt Minimum Gain (determined under Section 1.704-2(i)(5) of the Regulations) as of the beginning of the year must be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Member’s share of such net decrease in accordance with Section 1.704-2(i) of the Regulations.

5.7.        Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 5.7 shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.7 were not in the Agreement

5.8.        Excess Nonrecourse Liabilities. Pursuant to, and to the extent relevant under, Section 1.752-3(a)(3) of the Regulations, Members’ interests in the Company profits for purposes of determining the Members’ proportionate shares of the excess nonrecourse liabilities (as defined in Section 1.752-3(a)(3) of the Regulations) of the Company shall be determined in accordance with their respective Percentage Interests.

5.9.        Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704 2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 5.9 shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been made as if Section 5.7 and this Section 5.9 were not in the Agreement.

5.10.      Section 754 Elections. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's Interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their Interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

5.11.      Regulatory Allocations. The allocations set forth in Sections 5.3 through 5.10 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 5.11. Therefore, notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 5.1. In exercising its discretion under this Section 5.11, the Managing Member shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.

5.12.      Loss Limitation. Losses allocated pursuant to Section 5.1 shall not exceed the maximum amount of Net Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 5.1, the limitation set forth in Section 5.12 shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member's Capital Accounts so as to allocate the maximum permissible Losses to each Member under Regulations Section 1.704-1(b)(2)(ii)(d).

5.13.      Allocations and Distributions to Transferred Units and Class B Units.

(a)          If any Vested Units in the Company are Transferred, increased or decreased during a Fiscal Year, all items of income, gain, loss, deduction and credit recognized by the Company for such Fiscal Year shall be allocated among the Members to take into account their varying interests during the Fiscal Year in any manner approved by the Managing Member, as then permitted by the Code.

(b)          Distributions under Sections 5.14, 5.18 and 10.2 shall be made only to Members and assignees that, according to the books and records of the Company, are Members or assignees on the actual date of distribution. Neither the Company nor the Managing Member shall incur any liability for making distributions in accordance with this Section 5.13(b).

(c)          In the event that any Class B Units are issued to employees of the Company or any of its Subsidiaries, any deduction generated in respect of the issuance or vesting of such Units shall be allocated among the Members holding Units immediately prior to such issuance or vesting, pro-rata in proportion to their respective Percentage Interests as of such time.

5.14.      Distributions.

(a)          Distributions shall be made to the Members, after distributions are made pursuant to Sections 5.14(b) and 5.18, as and when determined by the Managing Member in its sole discretion, in accordance with their respective then-outstanding Percentage Interests.

(b)          Tax Distributions.

(i)	Subject to Section 5.12 and the terms of any credit, financing and warehousing or similar agreement entered into in compliance with the terms of this Agreement, and subject to Section 5.18, no later than the tenth (10th) day following the end of each Quarterly Estimated Tax Period of each calendar year, the Company shall make a distribution in cash (each, a “Tax Distribution”), pro rata in accordance with the Percentage Interests in effect with respect to such Quarterly Estimated Tax Period, in an amount equal to the excess of (i) the product of (x) the cumulative positive taxable income of the Company measured from the Effective Date through such Quarterly Estimated Tax Period (for the avoidance of doubt, after taking into account any losses recognized in prior Quarterly Estimated Tax Periods and prior Fiscal Years, if any), based upon (I) the information returns filed by the Company, as amended or adjusted to date, and (II) estimated amounts, in the case of periods for which the Company has not yet filed information returns, multiplied by (y) the Assumed Tax Rate, over (ii) cumulative prior distributions made by the Company pursuant to this Section 5.14(b). The Managing Member shall use conventions similar to those adopted pursuant to Section 5.9(a) to determine the Percentage Interests of the Members with respect to a Quarterly Estimated Tax Period for purposes of applying this Section 5.14(b). For purposes of the computations required by clause (i)(x) above, the taxable income of the Company shall be determined by disregarding (A) any adjustment to the taxable income of any Member that arises under Section 743(b) of the Code and is attributable to the acquisition by such Member of an interest in the Company in a transaction described in Section 743(a) of the Code and (B) any taxable income or gain attributable to any Undistributed Eligible Accounts that is allocated pursuant to Section 5.2 hereof.

(ii)	Tax Distributions pursuant to this Section 5.14(b), if any, shall be made in respect of a Quarterly Estimated Tax Period only to the extent that all previous distributions from the Company in respect of the applicable Fiscal Year and prior Fiscal Years (as determined by the Managing Member) to such Member pursuant to this Section 5.14(b) are less than the Tax Distributions that such Member would otherwise be entitled to receive for such Quarterly Estimated Tax Period and all prior Quarterly Estimated Tax Periods and Fiscal Years pursuant to Section 5.14(b)(i).

(iii)	For the avoidance of doubt, all Tax Distributions shall be made to the Members pro rata in accordance with each Member’s Percentage Interest as determined on the date of such distribution.

(c)          Tax Withholding. To the extent the Company is required by applicable Law to withhold or to make tax payments on behalf of or with respect to any Member (“Tax Advances”), the Managing Member is hereby authorized to withhold such amounts and make such tax payments as so required. All amounts withheld pursuant to applicable Law with respect to any Member (and not paid to the Company by such Member pursuant to the immediately following sentence) shall be treated as distributed to such Member pursuant to Section 5.14(a), Section 5.14(b) or Section 5.18, as reasonably determined by the Managing Member, for all purposes of this Agreement and shall reduce amounts such Member would otherwise be entitled to receive under Section 5.14(a), Section 5.14(b), Section 5.18 or Section 10.2, as applicable. To the extent that at any time any such withheld amounts exceeds the distributions that such Member would have received but for such withholding, such Member shall, upon demand by the Company, as determined by the Managing Member, promptly pay to the Company the amount of such excess. Each Member hereby agrees, severally and not jointly, to indemnify and hold harmless the Company and the other Members from and against any liability (including any liability for taxes, penalties, additions to tax or interest) with respect to any income attributable to or distributions or other payments to such Member and in the case of a Class B Member, the issuance of Class B Units to such Member (or the vesting of such Units).

(d)          Conventions and Special Rules. For purposes of calculating allocations for GAAP book purposes and amounts to be distributed under Section 5.14, all Vested Units shall participate in allocations for GAAP book purposes and distributions of such income only for each interim fiscal period that during which such Vested Units were outstanding at the end of such interim fiscal period (it being understood that the forfeiture of any Vested Units to or buy back of any Vested Units by the Company shall mark the beginning of a new fiscal period and amounts payable with respect to Vested Units redeemed by the Company shall be determined as the amount payable if such Vested Units were redeemed by the Company as of the last day of the month immediately prior to the date of the redemption), and such obligation shall continue as to a Person who ceases to be a Member. No Class B Member shall be entitled to receive any distributions pursuant to this Section 5.14 with respect to any Unvested Class B Units.

5.15.      Distributions In-Kind. If any distribution of the Company’s assets is to be made in-kind, as determined by the Managing Member, such assets shall be valued on the basis of their Fair Market Value. No Member shall be entitled to the distribution of any specific Company Property, and the Managing Member may liquidate any Company Property, within its sole discretion, for the purpose of making a cash distribution in lieu of an in-kind distribution.

5.16.      Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of such Member’s Interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable Law.

5.17.      No Recourse. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company and shall have no recourse, upon dissolution or otherwise, against any Member or the Managing Member, except to the extent provided in this Agreement.

5.18.      Special Distribution to Founder Members. The Company shall make one or more special distributions to the Founder Members, pro rata in accordance with each Founder Member’s Founder Member Percentage, in an aggregate amount equal to the Undistributed Eligible Accounts as amounts attributable to such Undistributed Eligible Accounts are received by the Company.

Article VI
Exculpation; Indemnification

6.1.        Exculpation and Indemnification.

(a)          Liability. Except as otherwise provided by the non-waivable provisions of the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

(b)          Exculpation. To the fullest extent permitted by applicable Law, no Covered Person shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement; provided that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of (i) acts or omissions by such Covered Person not in good faith or that involve intentional misconduct or a knowing violation of Law, or (ii) any transaction from which such Covered Person derived an improper personal benefit. For the avoidance of doubt, this Section 6.1 shall not exculpate a Member from a breach of this Agreement or the Investment Agreement by such Member or any other agreement between such Member and the Company or any Affiliates of the Company.

(c)          Advancement of Expenses. To the fullest extent permitted by applicable Law, expenses (including reasonable attorneys’ fees, disbursements, fines and amounts paid in settlement) incurred by a Covered Person defending any claim, demand, action, suit or proceeding for which the indemnification provisions under this Section 6.1 are applicable shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized by this Article VI.

(d)          Indemnification. In addition to the advancement of expenses pursuant to Section 6.1(c), to the fullest extent permitted by applicable Law, the Company agrees to indemnify, pay and hold each Covered Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including any interest and penalties, out-of-pocket expenses and the reasonable fees and disbursements of counsel for such Covered Person in connection with any investigative, administrative or judicial proceedings, whether or not such Covered Person shall be designated a party thereto), whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims (collectively, “Indemnifiable Losses”), which may be imposed on, incurred by, or asserted against any such Covered Person, in any manner relating to or arising out of any act or omission performed or omitted by such Covered Person on behalf of the Company in its capacity as a Member or in such other capacity, as approved by the Managing Member; provided that no Covered Person shall be entitled to be indemnified in respect of any Indemnifiable Losses incurred by such Covered Person by reason of (i) acts or omissions by such Covered Person not in good faith or that involve intentional misconduct or a knowing violation of Law, or (ii) any transaction from which such Covered Person derived an improper personal benefit; provided, further, that any indemnity payment under this Section 6.1(d) shall be provided out of and to the extent of Company assets only (including available insurance), and no Member shall have any personal liability on account thereof. For the avoidance of doubt, this Section 6.1(d) shall not provide indemnification to a Member resulting from a breach of this Agreement or the Investment Agreement by such Member or any other agreement between such Member and the Company or any Affiliates of the Company or with respect to any action or proceeding brought by such Covered Person against the Company, its Members, Affiliates or officers without the consent of the Managing Member (other than a proceeding to enforce the rights of such Covered Person under Section 6.1).

(e)          Good Faith Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.

(f)          Severability. To the fullest extent permitted by applicable Law, if any portion of this Section 6.1 shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Covered Person and may indemnify each employee or agent of the Company as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, in each case to the fullest extent permitted by applicable Law.

(g)          Survival. The provisions of this Section 6.1 shall survive any termination of this Agreement and shall continue as to a Person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such Covered Person.

(h)          Indemnification Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6.1 shall not be deemed exclusive of any other rights to which a Covered Person may be entitled at Law or in equity, including common law rights to indemnification or contribution (if any). Nothing in this Section 6.1 shall affect the rights or obligations of any Covered Person (or the limitations on those rights or obligations) under any other agreement or instrument to which such Covered Person is a party. Notwithstanding anything in this Article VI to the contrary (including this Section 6.1(h)), to the extent a Covered Person is indemnified by the Managing Member in his capacity as a director, officer, employee, representative or agent of the Managing Member or any of its Affiliates pursuant to the Managing Member’s certificate of incorporation, bylaws or any other agreement to which the Managing Member is a party, the indemnification and exculpation provisions of the Managing Member’s certificate of incorporation, bylaws or other agreement shall apply to such Covered Person in such capacity and the Covered Person shall not be entitled to exculpation or indemnification under this Article VI in such capacity.

(i)          Payment of Certain Indemnification Obligations of Managing Member. Notwithstanding anything in this Article VI to the contrary, to the extent the Managing Member is required to indemnify its directors, officers, employees, advisors, representatives or agents pursuant to its certificate of incorporation, bylaws or any other agreement to which the Managing Member is a party, all such costs, fees, expenses or other amounts shall be paid by the Company or, if advanced by Managing Member prior to the Company’s payment thereof, reimbursed to Managing Member.

6.2.        Duties. Notwithstanding any other provision of this Agreement or any duty otherwise existing at law, in equity or otherwise, the parties hereby agree that the Members, shall, to the maximum extent permitted by law, including Section 18-1101(c) of the Act, owe no duties (including fiduciary duties) in its capacity as a Member to the Company, the other Members or any other Person who is a party to or otherwise bound by this Agreement; provided that nothing contained in this Section 6.2 shall eliminate the implied contractual covenant of good faith and fair dealing. To the extent that, at law or in equity, any Member has duties (including fiduciary duties) in its capacity as Member and liabilities relating thereto to the Company, to another Member or to another Person who is a party to or otherwise bound by this Agreement, the Members acting under this Agreement will not be liable to the Company, to any such other Member or to any such other Person who is a party to or otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member otherwise existing at law, in equity or otherwise, are agreed by the parties hereto to replace to that extent such other duties and liabilities of the Members relating thereto. For the avoidance of doubt, this Section 6.2 does not waive any fiduciary duties a Member may have to the Company, the Managing Member or any of their Affiliates in his capacity as a director, officer, employee, agent or representative.

6.3.        D&O Insurance. The Company shall at all times maintain or cause to be maintained a customary “directors’ and officers’ insurance” policy in respect of the Covered Persons who are directors, officers or managers of the Company or the Managing Member in a face amount determined by the Managing Member.

Article VII
Management and Officers

7.1.        Management of the Company.

(a)          Subject to the provisions of this Agreement (including Section 7.1(c)), the business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of the Managing Member, which may from time to time delegate authority to officers or to others to act on behalf of the Company. Subject to the provisions of this Agreement, in all matters relating to or arising out of the conduct of the operation of the Company, the decision of the Managing Member shall be the decision of the Company. The Managing Member shall conduct all of its business activities through the Company and the Subsidiaries.

(b)          The Managing Member is an agent of the Company for the purpose of its business, and any act of the Managing Member, or any officer or employee to whom the Managing Member has delegated such authority, taken in its or his capacity as such, including the execution in the name and on behalf of the Company of any contract, agreement or instrument or the making in the name and on behalf of the Company of any expenditures or the incurrence in the name and on behalf of the Company of any indebtedness shall bind the Company unless such act is in contravention of the Certificate of Formation or this Agreement or unless the Managing Member or such other Person otherwise lacks the authority to act for the Company in respect of such matter and the Person with whom the Managing Member or such other Person is dealing has knowledge of the fact that it or he does not have such authority.

(c)          Notwithstanding any provision contained in this Agreement, so long as the Founder Member Ownership Threshold is met, the Company shall not take, and the Managing Member shall not cause or permit the Company to take, any of the following actions without the consent of the Founder Member Representative:

(i)	entering into any transaction with the Managing Member which is not on arm’s-length terms, unless such transaction is otherwise expressly contemplated by this Agreement, the Investment Agreement, the Exchange Agreement, the Registration Rights Agreement or the Tax Receivable Agreement;

(ii)	converting the legal form of the Company into a corporation or take any other action that would cause the Company to be treated as a corporation for tax purposes;

(iii)	dissolving, liquidating or otherwise winding up the Company pursuant to Article X (other than in connection with a Change of Control Event); or

(iv)	entering into any agreement or otherwise committing to take any of the actions set forth in clauses (i) through (iii) above.

(d)          Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not, and the Managing Member shall not cause or permit the Company or its Subsidiaries to enter into any transaction with Christian Zugel, any Family Member of Christian Zugel or any of their Affiliates which is not on arm’s-length terms, or enter into any agreement or otherwise commit to do so, without the prior consent of the individuals described in clause (ii) of the definition of “Required Independent Directors”; provided, that compliance with the terms of this Agreement and compliance with any employment, consulting or retention agreement with Christian Zugel existing as of the Effective Date shall not require consent.

7.2.        Officers.

(a)          Designation and Appointment. The Managing Member may, from time to time, employ and retain Persons as the Managing Member deems necessary or appropriate for the conduct of the Company’s business, including employees, agents and other Persons (any of whom may be a Member) who may be designated as officers of the Company, with such titles as and to the extent authorized by the Managing Member. Any number of offices may be held by the same Person. In its discretion, the Managing Member may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any officers so designated shall have such authority and perform such duties as the Managing Member may from time to time delegate to them. Unless otherwise determined by the Managing Member, officers shall have such authority and perform such duties customarily held by a person holding the comparable office in a Delaware corporation. Each officer shall hold office until his successor shall be duly designated and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the officers of the Company shall be fixed from time to time by the Managing Member. Designation of an officer shall not of itself create any right of employment.

(b)           Resignation and Removal. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Managing Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. All employees, agents and officers shall be subject to the supervision and direction of the Managing Member and may be removed, with or without cause, from such office by the Managing Member and the authority, duties or responsibilities of any employee, agent or officer may be suspended by or altered the Managing Member from time to time, in each case in the discretion of the Managing Member.

(c)          Duties of Officers. The officers, in the performance of their duties as such, shall owe to the Company and the Members fiduciary duties of the type owed by officers of a Delaware corporation pursuant to the laws of the State of Delaware.

7.3.        Certain Costs and Expenses. The Company shall (a) pay or cause to be paid (i) all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company, (ii) all costs, fees or expenses incurred by the Managing Member in connection with the transactions contemplated by the Investment Agreement and the related purchase of Class A Units by the Managing Member in connection therewith, (iii) all costs, fees or expenses incurred by the Managing Member in connection with the Registration Rights Agreement, (iv) all costs, fees, expenses or transfer taxes incurred by the Managing Member in connection with the Exchange Agreement and (v) all costs, fees or expenses incurred by the Managing Member in connection with the Tax Receivable Agreement other than the payment obligations of the Managing Member under Articles 3, 4 and 5 and Section 7.9 of the Tax Receivable Agreement, and (b) bear or reimburse the Managing Member for any costs, fees or expenses incurred by it in connection with serving as the Managing Member. The Managing Member shall cause the Company to pay or bear all expenses of the Managing Member, including costs of securities offerings not borne directly by Members, board of directors compensation and meeting costs, cost of periodic reports to its stockholders, proxy statements, costs and expenses related to satisfying the Managing Member’s obligations under federal securities laws, litigation costs and damages arising from litigation, accounting and legal costs and the Delaware franchise tax, costs of proxy solicitors and costs of transfer agents, provided that the Company shall not pay or bear any obligations of the Managing Member for any gross or net income tax or non-Delaware franchise tax or other tax in the nature of, or imposed in lieu of, an income tax.

7.4.        Affiliate Loans. Notwithstanding anything herein to the contrary, following the Effective Date, neither any Member nor any Affiliate or related Person of any Member (i) shall be a lender to the Company or any subsidiary of the Company or (ii) shall enter into any undertaking causing such Person to have any liability (as guarantor, indemnitor, surety, pledgor or otherwise) in respect of debt or any other obligation of the Company or any subsidiary of the Company constituting indebtedness for federal income tax purposes without the prior written consent of the Managing Member and, so long as the Founder Member Ownership Threshold is met, the Founder Member Representative.

Article VIII
Members

8.1.        Limitations. Subject to the terms of this Agreement, no Member who is not also the Managing Member, in its capacity as such, shall participate in or have any control over the business of the Company. Except as required by law or by separate agreement with the Company, no Member who is not also the Managing Member (and acting in such capacity) shall have any right, authority or power to act for or on behalf of or bind the Company in its capacity as a Member in any respect or assume any obligation or responsibility of the Company or of any other Member.

8.2.        No Voting Rights. Except as expressly provided in this Agreement, no Member who is not also the Managing Member shall have any right to vote on any matter involving the Company. In no manner limiting the foregoing, the Members acknowledge that no Member shall be permitted to vote on the removal or replacement of the Managing Member.

8.3.        Liability. Subject to the provisions of the Act, and except as set forth herein, no Member shall be personally liable for any obligations or liabilities of the Company or any other Member solely by reason of being a Member. Prior to the dissolution and winding up of the Company, no Member may resign or withdraw from the Company without the consent of the Managing Member except pursuant to a Transfer in accordance with Article IX or a redemption by the Company of all of such Member’s Units.

8.4.        Return of Distributions. In accordance with the Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no distribution to any Member pursuant to Article V shall be deemed a return of money or other property paid or distributed in violation of the Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Act, and, to the fullest extent permitted by law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

8.5.        Representations and Warranties. Each Member (as to itself only) upon its execution of this Agreement and upon becoming a Member, represents and warrants to the Company and each other Member, individually (on a several and not joint basis), as follows:

(a)          such Member has full power and authority to execute and deliver this Agreement, to become a Member of the Company as provided in this Agreement and to perform its obligations hereunder as a Member, and the execution, delivery and performance by such Member of this Agreement has been duly authorized by all necessary action (including all necessary notices, consents, approvals and filings);

(b)          this Agreement has been duly and validly executed and delivered by such Member and constitutes the binding obligation of such Member, enforceable against such Member in accordance with its terms;

(c)          the execution, delivery and performance by such Member of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which such Member is subject, (ii) violate any order, judgment, or decree applicable to such Member, (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, certificate of formation, limited liability company agreement or trust agreement, as applicable, or (iv) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Member is a party, which conflict, breach or default would have a material adverse change in, or effect upon, the financial condition or results of operation on the Member or the Company;

(d)          such Member: (i) is acquiring its Interests solely for such Member’s own account for investment and not with a view to resale in connection with any distribution thereof; (ii) agrees not to, directly or indirectly, Transfer any of the Interests (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Interests) or any interest therein or any rights relating thereto or offer to Transfer, except in compliance with the Securities Act, all applicable state securities or “blue sky” laws and this Agreement; and (iii) acknowledges that any attempt, directly or indirectly, to Transfer, or offer to Transfer, any Interests or any interest therein or any rights relating thereto without complying with the provisions of this Agreement shall be void and of no effect;

(e)          such Member acknowledges that: (i) the Interests have not been registered under the Securities Act or qualified under any state securities or “blue sky” laws; (ii) it is not anticipated that there will be any public market for the Interests; (iii) the Interests must be held indefinitely and such Member must continue to bear the economic risk of the investment in the Interests unless the Interests are subsequently registered under the Securities Act and such state laws or an exemption from registration is available; (iv) Rule 144 promulgated under the Securities Act (“Rule 144”) is not presently available with respect to sales of any securities of the Company and the Company has made no covenant to make Rule 144 available and Rule 144 is not anticipated to be available in the foreseeable future; (v) when and if the Interests may be disposed of without registration in reliance upon Rule 144, such disposition can be made, if at all, only in accordance with the terms and conditions of Rule 144 (which may include limitations in the amount of Interests that may be Transferred) and the provisions of this Agreement; (vi) if the exemption afforded by Rule 144 is not available, public sale of the Interests without registration will require the availability of an exemption under the Securities Act; (vii) restrictive legends shall be placed on any certificate representing the Interests; and (viii) a notation shall be made in the appropriate records of the Company indicating that the Interests are subject to restrictions on transfer and, if the Company should in the future engage the services of a transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Interests;

(f)          such Member’s financial situation is such that such Member can afford to: (i) bear the economic risk of holding the Interests for an indefinite period; and (ii) suffer the complete loss of such Member’s investment in the Interests;

(g)          such Member: (i) is familiar with the business and financial condition, properties, operations and prospects of the Company and has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the acquisition of the Interests and to obtain any additional information that such Member deems necessary to evaluate whether or not to make an investment in the Company; (ii) has the knowledge and experience in financial and business matters (or has relied upon the advice of an advisor who qualifies as a “Purchaser Representative” pursuant to Regulation D of the Securities Act who is not an Affiliate of the Company) to be able to evaluate the merits and risk of the investment in the Interests; and (iii) has carefully reviewed the terms and provisions of this Agreement and has evaluated the restrictions and obligations contained herein and therein; provided that this Section 8.5(g) shall not limit the Managing Member’s rights and remedies under the Investment Agreement, or the representations of the other Members thereunder;

(h)          such Member: (i) has relied upon such Member’s own independent appraisal and investigation, and the advice of such Member’s own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company; and (ii) will continue to bear sole responsibility for making its own independent evaluation and monitoring of the risks of its investment in the Company; provided that this Section 8.5(h) shall not limit the Managing Member’s rights and remedies under the Investment Agreement, or the representations of the other Members thereunder;

(i)          such Member is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and, in connection with the execution of this Agreement, agrees to deliver such certificates to that effect as the Managing Member may request; and

(j)          such Member’s principal place of business or principal residence is as set forth on such Member’s signature page hereto.

8.6.        No State Law Partnership.

(a)          The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member shall be a partner or joint venturer of any other Member, for any purpose other than federal and state tax purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

(b)          Each of the Managing Member and the Company covenants and agrees that neither shall take or cause or permit to be taken any action that would cause interests in the Company to not meet the requirements of Regulations Section 1.7704-1(h). Notwithstanding anything to the contrary herein or in the Exchange Agreement, if the Managing Member, after consultation with its outside legal counsel and tax advisor, shall determine in good faith that, despite adherence by the Managing Member and the Company to the foregoing, additional restrictions must be imposed on Exchanges (as such term is defined in the Exchange Agreement) in order for the Company not to be treated as a “publicly traded partnership” under Section 7704 of the Code, the Managing Member may impose such restrictions on Exchanges, as the Managing Member may reasonably determine to be necessary or advisable.

8.7.        Additional Members.

(a)          Except as otherwise provided herein (including Article IX), the Company, if approved by the Managing Member, may admit one or more additional Members (each an “Additional Member”) to be treated as a “Member” for all purposes under this Agreement.

(b)          Each Person shall be admitted as an Additional Member at the time such Person (i) executes a joinder agreement to this Agreement in a form provided by the Managing Member, (ii) except with respect to any Transfer pursuant to Section 9.1, complies with any requirements imposed by the Managing Member with respect to such admission and (iii) complies with any other provision of this Agreement applicable to the admittance of a Person as a Member.

(c)          Each Additional Member shall have the rights and obligations hereunder as apply generally to holders of the type or types of Units or other Interests issued to such Member.

(d)          The Managing Member is authorized (without the consent of any Member) to amend the Schedule of Members and any other relevant provision of this Agreement to reflect any such admission and the Transfer of any such rights.

8.8.        Class B Member Restrictive Covenants.

(a)          Acknowledgements. As a condition to admission as a Member of the Company, each Person becoming a Class B Member acknowledges that: (1) he has knowledge of confidential information, proprietary information and trade secrets relating to the Company, its Subsidiaries, the Business and the Clients; (2) the products and services comprising the Business are, or may be, marketed throughout the United States and internationally; (3) the Business competes with other businesses that are or could be located in any part of the United States or internationally; (4) Managing Member has required the covenants set forth in this Section 8.8 as a condition to Managing Member entering into the Investment Agreement and this Agreement and the issuance of Units to the Member pursuant to this Agreement; (5) the covenants set forth in this Section 8.8 are reasonable and necessary to protect and preserve the Business and to protect the goodwill of the Company and its Subsidiaries that are being acquired by Managing Member; and (6) the Company and the Managing Member will be irreparably harmed and damaged if the covenants in this Section 8.8 are breached.

(b)          Restrictive Covenants. During the Restricted Period, each Class B Member shall not, and shall cause its Principals and Affiliates to not, directly or indirectly, without in each instance the prior written consent of the Managing Member:

(i)	invest in, own, manage, operate, finance, control, be employed by, or participate in the ownership, management, operations, financing or control of, lend its name or a similar name to, lend its credit to, render services or advice to, or otherwise assist, any Person (other than to the Company or a Subsidiary of the Company) that engages in, owns, invests in, operates, manages or controls, any venture, business, or enterprise engaged in providing Competitive Investment Services in North America, Europe or Asia; provided, however, that a Class B Member may (A) own no more than 3% of any class of securities of any Person traded on any national securities exchange and no more than 5% of any class of securities of any Person whose securities are not traded on any national securities exchange (so long as such securities do not constitute more than 5% of the overall equity or voting power of such Person) and (B) may provide investment advice for managing the assets of himself or members of his Immediate Family; provided, further, that in the event a Class B Member’s employment is terminated by the Company or any of its Subsidiaries thereof other than a termination For Cause (as such term is defined in the Amended and Restated Operating Agreement of ZAIS Group, LLC, as such is in effect from time to time), the provisions of this Section 8.8(b)(i) shall automatically terminate with respect to, and no longer be applicable to, such Class B Member;

(ii)	solicit, hire or employ, or otherwise engage (or assist any other Person in soliciting, hiring, employing or otherwise engaging) as an employee, independent contractor or otherwise, any employee of the Company or any of its Subsidiaries who was employed or engaged by the Company or any of its Subsidiaries, or in any way interferes with any such person’s contractual arrangements or relationship with any of the Company or its Subsidiaries;

(iii)	solicit (or assist any other Person in soliciting) the business of any current, former or prospective Client of any of the Company or any of its Subsidiaries (excluding any Person that has not been a Client or prospective Client of the Company or any of its Subsidiaries within one year prior to such solicitation); provided, however, that a Class B Member shall not be deemed to be in violation of this Section 8.8(b)(iii) solely by virtue of such Class B Member’s employment by or association with a Person that such Class B Member does not control (even if such Person solicits any such current former, or prospective Client of the Company or any of its Subsidiaries), so long as the Class B Member is not engaged in, does not participate in or encourage and is not directly or indirectly in any way responsible for such solicitation or persuasion efforts;

(iv)	otherwise induce or attempt to induce (or assist any other Person in inducing) any current, former or prospective Client to cease doing business with a the Company or any of its Subsidiaries, or in any way interfere with the relationship between any current, former or prospective Client and the Company or any of its Subsidiaries;

(v)	issue, disseminate or otherwise make public any written or oral statements likely to disparage or harm the business or reputation of the Company or any of its Subsidiaries or the reputation of any executive or employee of the Company or its Subsidiaries; or

(vi)	breach its covenants under Section 13.1.

(c)          Severability of Covenants. If any of the covenants set forth in this Section 8.8 is held by a court of competent jurisdiction to be unreasonable, unenforceable, arbitrary or against public policy, such covenants will be interpreted or deemed to be reformed to provide for the maximum activity, duration, geographical area or other limitations permitted by applicable Law. The covenants set forth in this Section 8.8 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other.

(d)          Remedies. Each Class B Member acknowledges that in the event of a breach of Section 8.8 by such party, money damages would be inadequate and Investor would have no adequate remedy at law. Accordingly, each such Class B Member agrees that the Company shall have the right, in addition to any other rights and remedies existing in its favor with respect to any such breach, to enforce its rights and such Member’s obligations under this Agreement not only by a claim for damages but also by an action or actions for specific performance, injunction or other equitable relief, without posting any bond or security. Without limiting the foregoing, in the case of a breach or threatened breach of this Section 8.8, in addition to a claim for damages, the Company shall have the right to obtain injunctive or other equitable relief to restrain any breach or threatened breach, or otherwise to enforce specifically the provisions, of this Section 8.8.

(e)          Survival. The covenants set forth in this Section 8.8 shall survive the termination of this Agreement and shall continue to be binding on a Class B Member in its, his or her personal capacity after such Class B Member ceases to hold any Interests. The provisions of this Section 8.8 shall be subject to, and not in any way affect the enforceability of, any separate agreement entered into by any Class B Member or officer or employee of the Company or its Subsidiaries restricting or prohibiting certain business activities of such Person. With respect to each Class B Member that is not an individual, such Member shall cause each Principal of such Member to execute and deliver an agreement in favor of the Company pursuant to which such Principal agrees to the restrictions set forth in this Section 8.8.

Article IX
Transfer of Interests

9.1.        Restrictions on Transfers of Interests.

(a)          Except pursuant to Section 9.6, so long as the Founder Member Ownership Threshold is met, the Managing Member shall not Transfer, directly or indirectly, all or any portion of its Interests (economic or otherwise) to any other Person without the prior written consent of the Founder Member Representative, excluding Transfers to a controlled Affiliate of the Managing Member; provided that any change of ownership or beneficial ownership of Managing Member, a Change of Control or a pledge or providing a security interest in the Interests in connection with incurrence of indebtedness by the Company or the Managing Member shall not be considered a Transfer.

(b)          Except pursuant to Sections 9.5 or 9.6 or the terms of the Exchange Agreement, no Member (other than the Managing Member) shall Transfer, directly or indirectly, all or any portion of its Interests or any rights therein (economic or otherwise) to any other Person without the prior written consent of the Managing Member and, in the case of a Transfer by a Founder Member, the Required Independent Directors. Notwithstanding the foregoing, the prior written consent of the Managing Member (and, if so required, the Required Independent Directors) shall not be required in connection a Transfer by a Member to any Affiliate or to any Family Member (including for estate planning purposes) or a Transfer pursuant to Section 9.5 or Section 9.6.

9.2.        Effect of Assignment. The Company shall, from the effective date of any permitted Transfer of an Interest (or part thereof), thereafter pay all further distributions on account of the Interest (or part thereof) so Transferred to the assignee of such Interest (or part thereof).

9.3.        Overriding Transfer Provisions.

(a)          Any Transfer in violation of this Article IX shall be null and void ab initio, and the provisions of Section 9.2 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of Article IX shall not become a Member, and any Person to whom a Transfer is made or attempted in violation of Section 9.1(b) shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member of the Company. In addition, at the Managing Member’s option, the Company may redeem any Unit that was invalidly Transferred by a Member (excluding the Managing Member) at a price of $0.01 per Unit. Upon the Company providing notice of such redemption to the Member, the Member shall deliver within 30 days of such notice the Units being redeemed to the Company free and clear of any lien or encumbrance by delivering any certificates representing such Units and any transfer documents requested by the Company, and the Company shall pay the redemption price; provided that regardless of whether such Member delivers such Units, once the Company has delivered payment of such price for such Units to such Member in accordance with any of the delivery methods set forth in Section 13.3, the Units shall be deemed automatically redeemed and cancelled and such Member shall have no rights with respect thereto. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Managing Member shall promptly amend the Schedule of Members to reflect any permitted Transfer of Interests pursuant to this Article IX.

(b)          Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 9.1), in no event shall any Member Transfer any Interests to the extent such Transfer would:

(i)	result in the violation of the Securities Act, or any other applicable federal, state or foreign laws;

(ii)	be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any indebtedness under, any note, mortgage, loan agreement or similar instrument or document to which the Company or the Managing Member is a party;

(iii)	result in or create a “prohibited transaction” or cause the Company or a Member to be or become a “party in interest”, as such terms are defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any successor law (“ERISA”), or a “disqualified person”, as defined in Section 4975 of the Code, with respect to any “plan,” as defined in Section 3(14) of ERISA or Section 4975 of the Code; or result in or cause the Company or any Member to be liable for tax under Chapter 42 of the Code;

(iv)	be a Transfer to a Person who is not legally competent or who has not achieved his or her majority under applicable Law (excluding trusts for the benefit of minors);

(v)	cause the Company or any Member (other than the transferee) to be subject to any excise tax pursuant to Chapter 42A of Subtitle D of the Code;

(vi)	cause the Company to be taxed as a corporation pursuant to Section 7704 of the Code; or

(vii)	result in the Company having more than one hundred (100) partners, within the meaning of Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Regulations Section 1.7704-1(h)(3)).

Subject to Section 2.1(f) of the Exchange Agreement, the Managing Member may, in its sole discretion, waive any of the conditions set forth in clauses (i) through (vii) above or otherwise require that the Member Transferring its Interests deliver evidence in form and substance satisfactory to the Managing Member (which may include an opinion of counsel), that Transfer does not violate any of the provisions in clauses (i) through (vii) above.

(c)          In connection with any Transfer hereunder, the Member Transferring its Interests shall provide any information reasonably requested by the Managing Member in connection with, or related to, an election made (or to be made) by the Company pursuant to Section 754 of the Code.

9.4.        Substitute Members. If a Member Transfers any Interests in compliance with the other provisions of this Agreement, the transferee shall have the right to become a substitute Member, but only upon satisfaction of the following: (a) execution of such instruments as the Managing Member deems reasonably necessary or desirable to effect such substitution; and (b) acceptance and agreement in writing by the transferee of the Member’s Interest to be bound by all of the terms and provisions of this Agreement and assumption of all obligations under this Agreement (including any breaches hereof) applicable to the transferor; provided that such transferee shall not be deemed to assume the obligations of the transferor relating to the period prior to such assignment if such obligations are agreed in writing between the transferor and the transferee to remain the obligations of the transferor and the Managing Member consents in writing to such allocation of obligations.

9.5.        Co-Sale Right.

(a)          If at any time the Managing Member determines to Transfer some or all of its Interest in a Change of Control Event (other than in a Transfer to an Affiliate of the Managing Member and excluding, for the avoidance of doubt, any Transfer of Capital Stock of the Managing Member) and does not exercise its rights under Section 9.6, the Managing Member shall provide the Founder Members with at least thirty (30) days’ prior written notice of such Transfer, together with a reasonable description of the terms of the offer to Transfer such Interest, including the price thereof (the “Managing Member Transfer Notice”).

(b)          Each Founder Member shall have the right, by delivering to the Managing Member a written notice within ten (10) days after receipt of the Managing Member Transfer Notice (each, a “Co-Sale Exercise Notice”), to Transfer to the purchaser in such transaction on the same terms and conditions as the Transfer by the Managing Member, up to a percentage of the number of Units then held by such Founder Member as is equal to the percentage that the number of Units that the Managing Member is proposing to so Transfer bears to the total number of Units then held by the Managing Member; provided, however, that if the aggregate number of Units which the Managing Member and the Founder Members wish to Transfer to such purchaser exceeds the number of Units which the purchaser desires to purchase, then the number of Units so offered by each such Member shall be reduced by such number as required to permit each such Member to Transfer to the purchaser a percentage of the Units to be sold to such purchaser equal to a fraction, the numerator of which shall be the number of Units such Member then holds, and the denominator of which shall be the total number of Units then held by all Members so desiring to Transfer Units. Notwithstanding the foregoing, the obligations of the Founder Members under this Section 9.5 are subject to the following conditions: (i) the consideration payable upon consummation of such Transfer to the Founder Members participating in such Transfer in respect of their Units shall be allocated with respect to each Unit being Transferred in accordance with Section 10.2 (provided that for purposes of Section 5.14(a), the reference to then-outstanding Percentage Interests shall be deemed to refer to the Percentage Interests sold by the Members); (ii) the expenses incurred by the Managing Member or any additional escrow for post-closing expenses established by the Managing Member shall be borne by the Members participating in such Transfer in accordance with the Percentage Interest being sold by such Founder Member relative to the Percentage Interests being sold by all of the Members, and (iii) no Founder Member participating in such Transfer shall be obligated to execute and deliver any document that would require such Founder Member to (1) make any representations or warranties about the Company (other than, for the avoidance of doubt, representations or warranties with respect to such Founder Member’s title to and ownership of such Founder Member’s Interest (the “Permitted Representations”)), or (2) assume any indemnification obligation or liability of any kind, other than (i) an obligation to indemnify for any breach of such Founder Member’s representations, warranties and covenants and (ii) an obligation to indemnify on a several (and not joint) basis for the breach of any other representations, warranties and covenants relating to the Company (whether made by the Company or the Managing Member on behalf of the Company), which liability shall not in any event exceed the value of the consideration received by such Founder Member in such sale (other than liability resulting from such Founder Member’s fraud or intentional misconduct).

(c)          In the event that a Founder Member does not deliver to the Managing Member a Co-Sale Exercise Notice within ten (10) days after delivery of the Managing Member Transfer Notice, such Founder Member shall be deemed to have waived its rights under this Section 9.5 with respect to such Transfer by the Managing Member, and the Managing Member may thereafter consummate the transaction without such Founder Member’s participation therein within ninety (90) days after expiration of the foregoing ten day period. In the event Managing Member does not consummate such transaction during such ninety (90) day period, it shall be required to give the Founder Members a new Managing Member Transfer Notice, and the provisions of this Section 9.5 shall again apply.

9.6.        Approved Sale. Upon the approval of a Change of Control Event by (x) the Managing Member and (y) so long as the Founder Member Ownership Threshold is met, the Founder Member Representative (an “Approved Sale”), the Company shall provide each Member at such time other than the Managing Member (each, an “Other Member”) with prompt written notice of the material terms of the Approved Sale. Each Other Member agrees to consent to and raise no objections to the Approved Sale and take all other actions reasonably necessary or desirable to effect the Approved Sale, including, without limitation:

(a)          if the Approved Sale is structured as a sale of Units or shares of Capital Stock of the Managing Member, each Other Member shall agree to sell all Units and Capital Stock of the Managing Member held by such Other Member on the terms and conditions approved by the Managing Member and, so long as the Founder Member Ownership Threshold is met, the Founder Member Representative, and shall execute all agreements, instruments, certificates and other documents reasonably required in connection with such Approved Sale; and

(b)          to the extent that the Other Member has any appraisal or dissenters’ rights under applicable laws with respect to the Units held by such Other Member or any shares of Capital Stock of the Managing Member held by such Other Member in connection with such Approved Sale, each Other Member shall waive, and shall not exercise or perfect, such appraisal or dissenters’ rights with respect to such Approved Sale.

Notwithstanding the foregoing, the obligations of the Other Members under this Section 9.6 are subject to the following conditions: (i) the consideration payable upon consummation of such Approved Sale to all of the Members in respect of their Units shall be allocated among the Members in accordance with Section 10.2; (ii) the expenses incurred by the Managing Member or the Company or any additional escrow for post-closing expenses established by the Managing Member shall be borne by the Members in accordance with each Member’s Percentage Interest, and (iii) no Other Member participating in an Approved Sale shall be obligated to execute and deliver any document which would require such Other Member to (1) make any representations or warranties about the Company (other than, for the avoidance of doubt, Permitted Representations with respect to such Other Member’s Units or shares of Capital Stock of the Managing Member, as applicable), or (2) assume any indemnification obligation or liability of any kind, other than (i) an obligation to indemnify for any breach of such Other Member’s representations, warranties and covenants and (ii) an obligation to indemnify on a several (and not joint) basis for the breach of any other representations, warranties and covenants relating to the Company (whether made by the Company or the Managing Member on behalf of the Company), which liability shall not in any event exceed the value of the consideration received by such Other Member in such sale (other than liability resulting from such Other Member’s fraud or intentional misconduct).

9.7.        Class B Unit Forfeiture.

(a)          Unvested Class B Units. Except as the Company may otherwise agree in the Restricted Unit Agreement granting such Class B Units, upon (x) any termination of the employment of a Class B Member (or former Class B Member) by the Company or any of its Subsidiaries or any resignation thereof of a Class B Member (or former Class B Member) or (y) such Class B Member’s (or former Class B Member’s breach) of Section 8.8 or any other non-competition, non-solicitation (including of Clients or employees), non-hire, confidentiality or non-disparagement covenant of a Class B Member (or former Class B Member), the Unvested Class B Units held by such Class B Member or originally issued to such former Class B Member but held by one or more Transferees of such former Class B Member shall automatically be forfeited, terminated and cancelled.

(b)          Vested Class B Units. Upon the breach of Section 8.8 or any other non-competition, non-solicitation (including of Clients or employees), non-hire, confidentiality or non-disparagement covenant of a Class B Member (or former Class B Member), (i) such Class B Member (or the Transferees of such former Class B Member) shall cease to have any rights or benefits (including any tag-along rights or rights under Article XII) under this Agreement other than the right to receive distributions and allocations pursuant to Section Article V (subject to the following clause (ii)), and (ii) the Company may redeem all or any portion of such Class B Member’s (or former Class B Member’s) Class B Units at a price per Unit of $0.01 per Class B Unit. The Company may exercise such redemption right by providing written notice to such Class B Member stating the number of Class B Units it is electing to redeem and the aggregate redemption price for such Class B Units. Within 30 days of the Company’s delivery of the redemption notice, the holder of the Class B Units shall deliver the Class B Units being redeemed to the Company free and clear of any lien or encumbrance by delivering any certificates representing such Class B Units and any transfer documents requested by the Company, and the Company shall pay the redemption price; provided that regardless of whether the Class B Member delivers such Class B Units, if the Company delivers payment of such redemption price for such Class B Units to such Member in accordance with any of the delivery methods set forth in Section 13.3, the Units shall be deemed automatically redeemed and cancelled and such Member shall have no rights with respect thereto.

(c)          Capital Account Matters. Upon the forfeiture or repurchase of a Vested Unit, the Capital Account associated with such Unit shall be apportioned among the Members, pro-rata in proportion to their then-Percentage Interests.

Article X
Dissolution, Liquidation, and Termination of the Company

10.1.      Events of Dissolution. The Company shall be dissolved and its affairs wound up upon earliest to occur of: (a) subject to Section 7.1(c)(iii), the determination of the Managing Member; or (b) any other event which under applicable Law would cause the dissolution of the Company, unless the Company is continued in accordance with the Act and this Agreement. The bankruptcy, death, dissolution, expulsion, incapacity or resignation of any Member, or the occurrence of any other event that terminates the continued membership of any Member in the Company, shall not, in and of itself, cause a dissolution of the Company, and the Company thereafter shall continue in existence subject to the terms and conditions of this Agreement.

10.2.      Procedure for Winding Up and Dissolution. If the Company is dissolved, the Managing Member shall direct the winding up of the Company’s affairs. On winding up of the Company, the assets of the Company shall be distributed in the following order of priority: (a) first, to pay the costs and expenses of the winding up, liquidation and termination of the Company, including to creditors of the Company, including Members who are creditors, to the extent otherwise permitted by applicable Law, in satisfaction of the liabilities of the Company, and to establish reserves reasonably adequate to meet any and all other obligations of the Company imposed pursuant to this Agreement and contingent, conditional, unmatured or unforeseen liabilities or obligations of the Company (including to purchase customary tail coverage on customary terms for any officers or errors and omissions coverage maintained by the Company as of immediately prior to such dissolution and other obligations of the Company imposed pursuant to this Agreement); and (d) second, the balance to the Members in accordance with the provisions of Sections 5.14(a) and 5.18.

10.3.      Hart Scott Rodino. Notwithstanding anything to the contrary in this Agreement, in the event the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), is applicable to any Member by reason of the fact that any assets of the Company will be distributed to such Member in connection with the dissolution of the Company, the distribution of any assets of the Company shall not be consummated until such time as the applicable waiting periods (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Member.

10.4.      Deficit Capital Accounts. Notwithstanding anything to the contrary in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that there exists a deficit in the Capital Account of any Member, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member’s Capital Account to zero.

10.5.      Termination. The Company shall terminate when (i) all assets of the Company have been sold or distributed and all affairs of the Company have been wound up, and (ii) the Certificate of Formation shall have been cancelled in the manner required by the Act.

10.6.      Filing of Certificate of Cancellation. Upon the completion of the winding up of the Company, an officer appointed by the Managing Member to act as attorney-in-fact shall promptly file a certificate of cancellation as provided in Section 18-203 of the Act with the Secretary of State. If there is no such officer, then a certificate of cancellation shall be filed by the Managing Member; if there is no Managing Member, the certificate of cancellation shall be filed by the last Person to be a Member; if there are no officers, Managing Member or a Person who last was a Member and is willing to sign, a certificate of cancellation shall be filed by the legal successor or personal representative of the Person who last was a Member.

Article XI
Books, Records, Information Rights, Accounting and Tax Matters

11.1.      Books and Records.

(a)          An officer of the Company, at the direction of the Managing Member, shall keep or cause to be kept separate, complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the Company’s business. The records shall include, but not be limited to, (i) true and correct information regarding the state of the business and financial condition of the Company and in compliance with past custom and practice, (ii) a copy of the Certificate of Formation and this Agreement and all applicable amendments to the Certificates of Formation and this Agreement, (iii) a current list of the names and last known business, residence or mailing addresses of all Members, (iv) copies of all Member consents and approvals of the Members and (v) the Company’s federal, state and local tax returns.

(b)          In addition to any other method that the Managing Member may deem appropriate, the books and records shall be maintained in accordance with, and for such length of time as is required by, applicable state and federal tax laws and regulations (including the Regulations under Section 704(b) of the Code). The books and records shall be available at the Company’s principal office for examination by any Member, or any Member’s duly authorized representative, at all reasonable times during normal business hours.

(c)          Each Member (other than the Managing Member) shall reimburse the Company for all reasonable costs and expenses incurred by the Company in connection with the Member’s inspection and copying of the Company’s books and records.

11.2.      Budget. The Company shall prepare a draft budget for the Company’s upcoming Fiscal Year (the “Budget”), including projected income statements, cash flows and balance sheets, on a quarterly basis for the ensuing Fiscal Year, together with underlying assumptions and a qualitative description of the Company’s business plan by the Managing Member in support of the Budget. The Budget will also include the aggregate amount of employee and member compensation. Each Founder Member shall be entitled to receive, upon written request to the Company, a copy of the Budget.

11.3.      Financial Reports.

(a)          Each Founder Member shall be entitled to receive, after written request to the Company specifying the information they wish to receive, within ninety (90) days after the end of each Fiscal Year (or such longer period of time approved by the Managing Member and Founder Member Representative, but not in excess of one hundred eighty (180) days after the end of the Fiscal Year), an audited balance sheet as of the end of such Fiscal Year and the related income statement, statement of members’ equity, and statement of cash flows for such fiscal year prepared in accordance with GAAP, consistently applied and a signed audit letter from the Company’s auditors who shall be selected by the Audit Committee from among the “Big 4” nationally recognized accounting firms, or another firm approved by the Managing Member. In lieu of providing audited financial statements of the Company, the Company may provide audited consolidated financial statements of the Managing Member.

(b)          Notwithstanding Section 18-305 of the Act and subject to Section 13.1, no Member (other than the Managing Member) shall have any rights to obtain information from the Company, including any right to access, review or copy the books or records of the Company, other than pursuant to Section 11.1, Section 11.2 and Section 11.3; provided that the Company shall provide the Members with information relating to the Company that is reasonably necessary to enable each Member to prepare its federal, state and local income tax returns.

(c)          The rights of the Founder Members under this Section 11.3 and under Section 11.2 shall terminate at such time as the Founder Member Ownership Threshold is no longer met.

11.4.      Annual Accounting Period; Accounting Method. The annual accounting period of the Company shall be its Fiscal Year. The Company shall use the accrual method of accounting applied in a consistent manner using GAAP.

11.5.      Tax Matters.

(a)          If no such election otherwise already is in effect, the Company shall make, and thereafter keep in effect, a valid election under Section 754 of the Code beginning in the taxable year of the Company that includes any Exchange or Transfer of an Interest constituting a sale or exchange for federal income tax purposes hereafter occurring, and shall cause any direct or (to the extent held through one or more entities treated as a partnership or disregarded entity for federal income tax purposes) indirect Operating Subsidiary that is a partnership for federal income tax purposes, to make, and keep in effect, a valid election under Section 754 of the Code beginning with such taxable year. If the Company acquires an interest in an entity that is treated as a partnership for federal income tax purposes, either directly or indirectly through one or more entities treated as a partnership or disregarded entity for federal income tax purposes, the Company shall use its best efforts to cause such entity to file a valid election under Section 754 of the Code effective for such entity’s taxable year in which such acquisition occurs, unless such entity already has an election under Section 754 of the Code in effect, and shall not cause such entity to revoke such election.

(b)          Subject to paragraph (a) and Section 11.5(d), the Managing Member shall have the authority to make any and all tax elections and other decisions relating to tax matters for federal, state and local purposes, provided that the Managing Member shall make no such tax elections or such other decisions having a potentially material and adverse bearing on any of the Founder Members without the prior written consent of the Founder Member Representative.

(c)          The Managing Member shall act as the “tax matters partner” of the Company under the Code (the “Tax Matters Person”) and in any similar capacity under state or local law. The Tax Matters Person shall have the power and authority to perform in such capacity those duties as may be required to be performed by a “tax matters partner” under the Code. The Tax Matters Person shall take such reasonable steps as are necessary to make the Founder Members “notice partners” within the meaning of Section 6231(a)(8) of the Code. Except as otherwise provided in or as would otherwise be inconsistent with other provisions of this Section 11.5, each Member agrees to execute, certify, deliver, file and record at appropriate public offices or deliver to the Tax Matters Person such documents as may be requested by the Tax Matters Person to facilitate the handling of any tax matter as the Tax  Matters  Person  deems necessary. The Tax Matters Person shall be indemnified by the Company with respect to any action taken by him in his capacity as Tax Matters Person by applying, mutatis mutandis, the provisions of Section 6.1.

(d)          The Company shall prepare or cause to be prepared all federal, state and local income and other tax returns that the Company is required to file. The Company shall use commercially reasonable efforts to send or deliver to each Person who was a Member at any time during a taxable year of the Company such tax information (including Schedule K-1’s) within ninety (90) days after the end of such taxable year as shall be reasonably necessary for the preparation by such Person of such Person’s federal income tax return and state income and other tax returns. Notwithstanding the foregoing, the Founder Member Representative shall, on behalf of the Company and at the Company’s expense, prepare or cause to be prepared all federal, state and local income and other tax returns that the Company is required to file for the Fiscal Year of the Company that includes the Effective Date and all prior periods.  The Company shall provide the Founder Member Representative its full cooperation in connection therewith. For all other Fiscal Years of the Company, the Tax Matters Person shall, in consultation with the Founder Member Representative and giving effect to all reasonable comments of the Founder Member Representative, prepare or cause to be prepared all federal, state and local income and other tax returns that the Company is required to file.

(e)          If the Company becomes the subject of any audit, assessment or other examination relating to taxes by any tax authority or any judicial or administrative proceedings relating to taxes (a “Tax Audit”), the Managing Member shall promptly notify the Members of the existence of, and the issues involved in, such Tax Audit, and, if requested by the Managing Member, the Members shall cooperate in good faith to resolve any issues that arise during the course of such Tax Audit. The Members shall keep each other reasonably informed of all material matters arising in connection with such Tax Audit and each Member may participate in such Tax Audit at its own expense. In the case of any Tax Audit with respect to a Fiscal Year of the Company that includes the Effective Date, if the Founder Member Representative shall so request, to the fullest extent legally permissible, the Managing Member shall relinquish to the Founder Member Representative control of the nature and content of all actions to be taken by the Company in response to, and the defense of, such Tax Audit and shall reasonably cooperate with the Founder Member Representative in connection with the defense of such Tax Audit; in such event the Company shall reimburse the Founder Member Representative for all expenses incurred by the Founder Member Representative in connection with the response to, and the defense of, such Tax Audit. In the case of any Tax Audit with respect to a Fiscal Year of the Company prior to the Fiscal Year of the Company that includes the Effective Date, the Founder Member Representative shall control the nature and content of all actions to be taken by the Company in response to, and the defense of, such Tax Audit in such Founder Member Representative’s capacity as Tax Matters Person for such Fiscal Year and the Company shall reimburse the Founder Member Representative for all expenses incurred by the Founder Member Representative in connection with the response to, and the defense of, such Tax Audit. In the case of a Fiscal Year of the Company subsequent to the Fiscal Year that includes the Effective Date, the Managing Member shall control the nature and content of all actions to be taken by the Company in response to, and the defense of, such Tax Audit for such Fiscal Year, in consultation with the Founder Member Representative. In no event shall the Founder Member Representative settle any Tax Audit with respect to the Fiscal Year of the Company that includes the Effective Date without the consent of the Managing Member, which consent shall not be unreasonably conditioned, withheld or delayed. In no event shall the Managing Member settle any Tax Audit with respect to a Fiscal Year of the Company subsequent to the Fiscal Year that includes the Effective Date without the prior written consent of the Founder Member Representative, which consent shall not be unreasonably conditioned, withheld or delayed. The Founder Member Representative shall have the right to settle any Tax Audit with respect to any Fiscal Year of the Company ended prior to the Fiscal Year of the Company that includes the Effective Date, provided, that if the settlement of such Tax Audit would materially adversely impact the Managing Member for any Fiscal Year including, or ending after, the Effective Date, the Founder Member Representative shall have obtained the prior written consent of the Managing Member, such consent not to be unreasonably conditioned, withheld or delayed.

Article XII
Amendments

12.1.      Approval of Amendments. Except as otherwise provided in this Agreement or as otherwise required by Law, any amendment to this Agreement hereto may be made only pursuant to an agreement in writing signed by (x) the Company and (y) the Managing Member (after obtaining approval of the Required Independent Directors); provided, however, that, notwithstanding the foregoing:

(a)          as long as the Founder Member Ownership Threshold is met, any amendments to this Agreement shall require the approval of the Founder Member Representative; provided that the foregoing clause (a) shall not apply with respect to (x) any issuance of new Interests made in compliance with the terms of this Agreement or (y) any amendments to the Schedule of Members to reflect any change in the Members, Interests or the Capital Accounts of the Members in accordance with the terms of this Agreement.

(b)          any amendment which would materially and adversely affect the rights or duties of a Member on a discriminatory and non-pro rata basis shall require the consent of such Member; provided that the foregoing clause (b) shall not apply with respect to (x) any disproportionate effect on a Member of any issuance of new Interests made in compliance with the terms of this Agreement resulting solely from the number or type of Units held by such Member compared to the number or type of Units held by other Members or (y) any amendments to the Schedule of Members to reflect any change in the Members, Interests or the Capital Accounts of the Members in accordance with the terms of this Agreement.

12.2.      Amendment of Certificate of Formation. If this Agreement shall be amended pursuant to this Article XII, an officer approved by the Managing Member shall, to the extent necessary, cause the Certificate of Formation to be amended to reflect such change.

Article XIII
General Provisions

13.1.      Confidentiality.

(a)          Confidential Information of the Company. Each Member (excluding the Managing Member) agrees (as to itself only) that such Member will, and will cause its Affiliates and Principals to, at all times:

(i)	hold in the strictest confidence and shall neither use in any manner detrimental to the Managing Member, Company or any Subsidiary, or disclose, publish, divulge or make accessible, directly or indirectly, to any Person, any Confidential Information of the Managing Member, the Company or any Subsidiary, without the prior written consent of the Managing Member;

(ii)	exercise all reasonable efforts to prevent third parties from gaining access to such Confidential Information of the Managing Member, the Company or any Subsidiary;

(iii)	inform all other employees and agents, to whom such Member discloses Confidential Information of the Managing Member, the Company or any Subsidiary, of the proprietary interest and nature of such Confidential Information and of the recipient’s obligations under Company policy to keep such information confidential; and

(iv)	take such other protective measures as may be or become reasonably necessary to preserve the confidentiality of such Confidential Information of the Managing Member, the Company or any Subsidiary.

(b)          Confidential Information of Members. Each Member (excluding the Managing Member) and each Principal of a Member (excluding the Managing Member) agrees at all times not to disclose, publish, divulge or make accessible, directly or indirectly, to any Person, any Confidential Information of any Member or any Affiliate of such Member to any Person without the prior written consent of such Member.

(c)          Exceptions to Disclosure of Confidential Information. Notwithstanding subsections (a) and (b) of this Section 13.1, each Member (and each Principal or Affiliate of a Member) may divulge or communicate Confidential Information: (i) to officers, directors, stockholders, partners, members, interest holders or employees of the Managing Member or the Company or such Member or Principals (or their respective Affiliates), and to auditors, counsel and other professional advisors to such Persons and the Company or the Managing Member; provided, however, that such Persons have a need to know and have been informed of the confidential nature of the information, and, in any event, the Person disclosing such information shall be liable for any failure by such Persons to abide by the provisions of this Section 13.1; or (ii) to the extent the disclosure of Confidential Information is required to be disclosed by order of a court of competent jurisdiction, administrative agency or governmental body, or by any Law, or by subpoena, summons or any other administrative or legal process, or by applicable regulatory standards, in which case the disclosing party will (except as prohibited by Law) provide the Company or the Person whose Confidential Information is required to be disclosed, as applicable, with prompt, prior written notice of such compelled disclosure and the opportunity to prevent or limit such disclosure; provided, however, that such Person either (x) agrees to keep such Confidential Information confidential in accordance with this Section 13.1 and such transferring Member shall be liable for such Person’s compliance with the provisions of this Section 13.1, or (y) signs a confidentiality agreement with the Company with respect to any such Confidential Information.

(d)          Performance Records. Each Member (other than the Managing Member) agrees that the performance records and financial results of the Company and its Subsidiaries are the exclusive property of the Company and its Subsidiaries, and each such Member shall have no ownership, attribution or other rights with respect thereto. Each Member (other than the Managing Member) hereby assigns to the Company the performance and financial results generated in connection with such Member’s (or such Member’s Principal’s) employment by the Managing Member, the Company or their Affiliates.

(e)          Survival. The covenants set forth in this Section 13.1 shall survive the termination of this Agreement and shall continue to be binding on a Member in its, his or her personal capacity after such Member ceases to hold any Interests.

13.2.      Further Assurances. Each Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing and other acts as the Managing Member or an officer of the Company reasonably deems appropriate to comply with the requirements of Law for the formation and operation of the Company and to comply with any Laws relating to the acquisition, operation or holding of the Company Property, including (a) any documents that the Managing Member deems necessary or appropriate to continue the Company as a limited liability company in all jurisdictions in which the Company or any Subsidiary conducts or plans to conduct business and (b) all such agreements, certificates, tax statements and other documents as may be required to be filed in respect of the Company.

13.3.      Notifications. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively, a “notice”) required or permitted under this Agreement must be in writing and either delivered personally, sent by certified or registered mail, postage prepaid, return receipt requested or sent by recognized overnight delivery service, electronic mail (e-mail) or by facsimile transmittal. Any notice sent by confirmed e-mail or facsimile must be sent simultaneously by another method described in the prior sentence. A notice must be addressed: (a) if to a Member, to such Member’s last known address as set forth on such Member’s signature page hereto or at such other address as such party may designate from time to time by written notice to the Company; and (b) if to the Company, to the Managing Member. A notice delivered personally will be deemed given only when accepted or refused by the Person to whom it is delivered. A notice that is sent by mail will be deemed given: (i) three (3) Business Days after such notice is mailed to an address within the United States of America or (ii) seven (7) Business Days after such notice is mailed to an address outside of the United States of America. A notice sent by recognized overnight delivery service will be deemed given when received or refused. A notice sent by e-mail or facsimile shall be deemed given upon receipt of a confirmation of such transmission, unless such receipt occurs after normal business hours, in which case such notice shall be deemed given as of the next Business Day. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees.

13.4.      Specific Performance. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party which may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders (a) restraining and enjoining any act which would constitute a breach or (b) compelling the performance of any obligation which, if not performed, would constitute a breach.

13.5.      Complete Agreement. This Agreement, together with the Investment Agreement, the Exchange Agreement, the Tax Receivable Agreement and the Registration Rights Agreement, constitutes the entire agreement and understanding among the Members with respect to the subject matter hereof and thereof, and supersedes all prior agreements or arrangements (written and oral), including any prior representation, statement, condition or warranty among the Company and the Members relating to the subject matter hereof and thereof, including, without limitation, the Prior Operating Agreement.

13.6.      Power of Attorney.

(a)          Each Member other than the Managing Member hereby irrevocably constitutes and appoints the Managing Member or any Person elected by the Managing Member to oversee the winding up and dissolution of the Company (such Person, a “Liquidator”), and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful representative and attorney-in-fact, with full power and authority in its name, place and stead to make, sign, file, swear to, seal, acknowledge, deliver and record: (a) all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or which may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof; (b) all instruments, documents and certificates to execute, implement and continue the valid and subsisting existence of the Company or to qualify and continue the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business; (c) all conveyances and other instruments or documents that the Managing Member or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; (d) all conveyances and other instruments or documents that the Managing Member deems appropriate or necessary to reflect the distribution or exchange of assets of the Company pursuant to the terms of this Agreement; (e) all instruments relating to the admission, acceptance, resignation, removal or substitution of any Member pursuant to the terms of this Agreement; (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Units; and (g) all agreements, instruments, certificates and other documents reasonably required in connection with an Approved Sale.

(b)          The foregoing power of attorney is a special power coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent resignation from the Company of any Member for any reason and shall not be affected by the disability or incapacity of such Member or the Transfer of such Member’s Interest and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Managing Member or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Member hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Managing Member or the Liquidator, taken in good faith under such power of attorney. Each such Member shall execute and deliver to the Managing Member or the Liquidator, within fifteen (15) days after receipt of the Managing Member’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator (as the case may be) deems necessary to effectuate this Agreement and the purposes of the Company.

13.7.      Applicable Law; Venue; Waiver of Jury Trial.

(a)          The parties hereto hereby agree that all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule, notwithstanding that public policy in Delaware or any other forum jurisdiction might indicate that the Laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise.

(b)          Each of the parties hereto submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party hereto also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party hereto with respect thereto. The parties hereto each agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment.

(c)          EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.7(c).

13.8.      References to this Agreement; Headings. Unless otherwise indicated, “Articles,” “Sections,” “subsections”, “clauses”, “Exhibits” and “Schedules” mean and refer to designated Articles, Sections, subsections, clauses, Exhibits and Schedules of or to this Agreement. Words such as “herein,” “hereby,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context indicates otherwise. All headings in this Agreement are for convenience of reference only and are not intended to define or limit the scope or intent of this Agreement. All exhibits and schedules referred to herein, and as the same may be amended from time to time, are by this reference made a part hereof as though fully set forth herein.

13.9.      Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective personal and legal representatives, heirs, executors, successors and permitted assigns.

13.10.    Construction. Common nouns and pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person, Persons or other reference in the context requires. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member. Any reference to the Act, Code or other statutes, laws, or regulations (including the Regulations), forms or schedules shall include any amendments, modifications, or replacements thereof. Any reference to any agreement, contract, certificate of incorporation, document or schedule, unless otherwise stated, shall include any amendments, modifications, or replacements thereof. Whenever used herein, “or” shall include both the conjunctive and disjunctive unless the context requires otherwise, “any” shall mean “one or more,” and “including” shall mean “including without limitation.” “Member” or “members” and “limited liability company” or “limited liability companies” shall be substituted in and for references to “partner” or “partners” and “partnership” or “partnerships,” respectively, in the Code, Regulations and any pronouncements by the Internal Revenue Service.

13.11.    Severability. It is expressly understood and agreed that although the parties consider the restrictions contained in this Agreement to be reasonable and necessary for the purpose of, among other things, preserving the goodwill, proprietary rights and going concern value of the Company, if any provision of this Agreement or the application of any such provision to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to any party or circumstance other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by Law so long as the economic or legal substance of the matters contemplated hereby is not affected in any manner materially adverse to any party. If the final judgment of a court of competent jurisdiction declares or finds that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, or to delete specific words or phrases, and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. If such court of competent jurisdiction does not so replace an invalid or unenforceable term or provision, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the matters contemplated hereby are fulfilled to the fullest extent possible.

13.12.    Counterparts. This Agreement and any amendments may be executed simultaneously in two or more counterparts and delivered via facsimile or .pdf, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

13.13.    No Third Party Beneficiaries. Except for Covered Persons, who shall be intended third party beneficiaries of Section 6.1 with the right to directly enforce the provisions thereof as if signatories hereto, this Agreement is not intended to, and does not, provide or create any rights or benefits of any Person other than the parties hereto and their successors and permitted assigns. Without limiting the foregoing, this Agreement shall not be construed as conferring any benefit upon any creditor of the Company or any creditor of a Member (and no such creditor shall be a third party beneficiary of this Agreement).

13.14.    Mutual Drafting. The parties hereto are sophisticated and have been represented by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of Laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any agreement or instrument executed in connection herewith, and therefore waive their effects.

13.15.    Waiver of Partition. No Member or any successor-in-interest to any Member shall have the right while this Agreement remains in effect to have any Company assets partitioned or to seek judicial dissolution pursuant to Section 18-802 of the Act, and each Member, on behalf of itself, its successors, representatives, heirs and assigns, hereby waives any such rights. It is the intention of the Members that during the term of this Agreement the rights of the Members and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the rights of any Member or successor-in-interest to Transfer of any interest in the Company shall be subject to the limitations and restrictions of this Agreement.

13.16.    Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by Law, statute, ordinance or otherwise. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

13.17.    Founder Member Representative.

(a)          Each Founder Member and each Class B Member hereby irrevocably constitutes and appoints Christian M. Zugel as “Founder Member Representative” for all purposes of this Agreement, and in such capacity to act as such Member’s agent and attorney for and on behalf of each such Member, with full power of substitution, in the name, place and stead of such Member with respect to all matters under this Agreement, and to do (or refrain from doing) all such acts and things, and to execute all such documents, as the Founder Member Representative shall deem necessary or appropriate hereunder. So long as Christian M. Zugel is alive and not incapacitated, he shall be the Founder Member Representative. In the event of Christian M. Zugel’s death or incapacity, a successor Founder Member Representative may be appointed by the consent of a Founder Member Majority-in-Interest. The Founder Member Representative may, on behalf of all of the Founder Members or any Class B Member, waive any rights of the Founder Members or a Class B Member under this Agreement.

(b)          Notwithstanding anything herein to the contrary, upon the material breach by Christian Zugel of any non-competition, non-solicitation (including of Clients or employees), non-hire, confidentiality or non-disparagement agreement, which material breach is not cured within thirty (30) days of Christian Zugel’s receipt of notice thereof from the Managing Member (or the Required Independent Directors, as the case may be), the Founder Member Representative shall have no further consent or approval rights under this Agreement; provided, however, that no other rights or privileges of the Founder Members shall be limited or restricted hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

THE COMPANY:

ZAIS GROUP PARENT, LLC

By:	ZAIS Group Holdings, Inc., its Managing Member

By:	/s/ Christian Zugel
Name:	Christian Zugel
Title:	Chief Investment Officer

PARENT MEMBER:

ZAIS GROUP HOLDINGS, Inc.

By:	/s/ R. Bradley Forth
Name:	R. Bradley Forth
Title:	Chief Financial Officer

[Signature pages continue on the next page]

[Signature Page to Second Amended and Restated Limited Liability Company Agreement of
ZAIS Group Parent, LLC]

FOUNDER MEMBERS:

Zugel Family Trust

By: Fiduciary Trust International of Delaware, as Trustee

By:	/s/ Dorothy K. Scarlett
	Name:	Dorothy K. Scarlett
	Title:	President & CEO

/s/ Mark Mahoney, Trustee
Mark Mahoney, as Trustee

Family Trust u/a Christian M. Zugel 2005 GRAT

By: Fiduciary Trust International of Delaware, as Trustee

By:	/s/ Dorothy K. Scarlett
	Name:	Dorothy K. Scarlett
	Title:	President & CEO

/s/ Mark Mahoney, Trustee
Mark Mahoney, as Trustee

[Signature pages continue on the next page]

[Signature Page to Second Amended and Restated Limited Liability Company Agreement of
ZAIS Group Parent, LLC]

/s/ Christian Zugel
Christian Zugel

/s/ Sonia Zugel
Sonia Zugel

/s/ Laureen Lim
Laureen Lim

[Signature Page to Second Amended and Restated Limited Liability Company Agreement of
ZAIS Group Parent, LLC]

Schedule of Members

As of March 17, 2015

Name and Address of Member	Number and Class of Units †	Capital Account as of Effective Date †

ZAIS Group Holdings, Inc. 2 Bridge Avenue Red Bank, NJ 07701	13,870,917 Class A Units	$78,166,395.87

Christian Zugel 35 Middletown Road Holmdel, NJ 07733	3,325,000 Class A Units	$19,067,120.22

Laureen Lim 144 Reade Street New York, NY 10013	1,400,000 Class A Units	$8,028,261.15

Family Trust u/ Christian M Zugel 2005 GRAT c/o Fiduciary Trust International 1220 North Market Street Wilmington, DE 19801	1,050,000 Class A Units	$6,021,195.86

Sonia Zugel 35 Middletown Road Holmdel, NJ 07733	700,000 Class A Units	$4,014,130.57

Zugel Family Trust c/o Fiduciary Trust International 1220 North Market Street Wilmington, DE 19801	525,000 Class A Units	$3,010,597.93

Totals	20,870,917 Class A Units	$118,307,701.60

†	The number of Class A Units and Capital Account for each Member shown on this Schedule are subject to final adjustment pursuant to the Investment Agreement, including with respect to the amount of Undistributed Eligible Accounts computed based on Net Working Capital determined under Section 2.03 thereof.

Exhibit A

SCHEDULE OF ADDITIONAL FOUNDER UNITS

	Additional Founder Units to be released upon occurrence of:*
Founder Member	1st Value Determination Event	2nd Value Determination Event	3rd Value Determination Event	4th Value Determination Event

Christian Zugel	380,000	380,000	285,000	285,000

Laureen Lim	160,000	160,000	120,000	120,000

Family Trust u/ Christian M Zugel 2005 GRAT	120,000	120,000	90,000	90,000

Sonia Zugel	80,000	80,000	60,000	60,000

Zugel Family Trust	60,000	60,000	45,000	45,000

Totals	800,000	800,000	600,000	600,000

*	The numbers of Additional Founder Units set forth on this Exhibit A are subject to adjustment pursuant to Section 3.3.